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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material under §240.14a-12

Anacor Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ANACOR PHARMACEUTICALS, INC.
1020 East Meadow Circle
Palo Alto, CA 94303-4230

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 29, 2014

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Anacor Pharmaceuticals, Inc., a Delaware corporation (also referred to as "we," "us," "Anacor," and the "Company"). The meeting will be held on Thursday, May 29, 2014 at 7:30 a.m. local time at Anacor's headquarters at 1020 East Meadow Circle, Palo Alto, CA, 94303 for the following purposes:

  1.
  To elect our nominee, Anders D. Hove, to the Board of Directors to hold office until the 2017 Annual Meeting of Stockholders.

  2.
  To approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the accompanying proxy statement.

  3.
  To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its year ending December 31, 2014.

  4.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the proxy statement accompanying this Notice.

        The record date for the Annual Meeting is April 17, 2014. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders' Meeting to Be
Held on Monday, May 29, 2014 at 7:30 a.m. local time at Anacor's headquarters at 1020 East Meadow
Circle, Palo Alto, CA, 94303.
The proxy statement and Annual Report on Form 10-K
are available at www.anacor.com.

By Order of the Board of Directors
Glen Y. Sato Secretary

Palo Alto, California
April 29, 2014

        You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

ANACOR PHARMACEUTICALS, INC.

1020 East Meadow Circle
Palo Alto, CA 94303-4230

PROXY STATEMENT
FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

May 29, 2014
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

        We have sent you these proxy materials because the Board of Directors (the "Board") of Anacor Pharmaceuticals, Inc. (also referred to as "we," "us," "Anacor," and the "Company") is soliciting your proxy to vote at the 2014 Annual Meeting of Stockholders (the "Annual Meeting"), including at any adjournments or postponements of the meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.

        We intend to mail these proxy materials on or about April 29, 2014 to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

        The meeting will be held on Thursday, May 29, 2014 at 7:30 a.m. local time at Anacor's headquarters at 1020 East Meadow Circle, Palo Alto, CA, 94303. Directions to the Annual Meeting may be found at www.anacor.com. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

        Only stockholders of record at the close of business on April 17, 2014 will be entitled to vote at the Annual Meeting. On this record date, there were 41,911,399 shares of common stock outstanding and entitled to vote.

  Stockholder of Record:    Shares Registered in Your Name

        If on April 17, 2014 your shares were registered directly in your name with Anacor's transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

  Beneficial Owner:    Shares Registered in the Name of a Broker or Bank

        If on April 17, 2014 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

 What am I voting on?

        There are three matters scheduled for a vote:

  1.
  Election of our nominee, Anders D. Hove, to the Board to hold office until the 2017 Annual Meeting of Stockholders;

  2.
  Advisory approval of the compensation of the Company's named executive officers, as disclosed in this proxy statement in accordance with Securities and Exchange Commission ("SEC") rules; and

  3.
  Ratification of selection by the Audit Committee of the Board of Ernst & Young LLP as the independent registered public accounting firm of the Company for its year ending December 31, 2014.

What if another matter is properly brought before the meeting?

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

        You may either vote "For" our nominee to the Board or you may "Withhold" your vote for the nominee. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting.

        The procedures for voting are fairly simple:

  Stockholder of Record:    Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone or vote by proxy through the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

  •
  To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

  •
  To vote over the telephone, dial toll-free 1-800-652-VOTE (8683) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 1:00 a.m. PDT on May 29, 2014 to be counted.

  •
  To vote through the internet, go to www.envisionreports.com/anac to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 1:00 a.m. PDT on May 29, 2014 to be counted.

  Beneficial Owner:    Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Anacor. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

 How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you own as of April 17, 2014.

What if I return a proxy card or otherwise vote but do not make specific choices?

        If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, "For" the election of our nominee for director, "For" the advisory approval of executive compensation and "For" the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies.

What does it mean if I receive more than one set of proxy materials?

        If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

  Stockholder of Record:    Shares Registered in Your Name

        Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may grant a subsequent proxy by telephone or through the internet.

  •
  You may send a timely written notice that you are revoking your proxy to our Secretary at 1020 East Meadow Circle, Palo Alto, CA 94303-4230.

  •
  You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

        Your most current proxy card or telephone or internet proxy is the one that is counted.

  Beneficial Owner:    Shares Registered in the Name of Broker or Bank

        If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year's annual meeting?

        Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), may submit proposals to the Board to be presented at the 2015 annual meeting. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act. To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by Tuesday, December 30, 2014, to our Secretary at 1020 East Meadow Circle, Palo Alto, CA 94303-4230.

        Our Amended and Restated Bylaws also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. If you wish to submit a proposal that is not to be included in next year's proxy materials or nominate a director, written notice must be received by the Secretary no later than the close of business on Monday, March 2, 2015 or earlier than the close of business on Thursday, January 29, 2015.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect one director, votes "For," "Withhold" and broker non-votes; and, with respect to other proposals, votes "For" and "Against," abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are "broker non-votes"?

        Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. Under the rules and interpretations of NASDAQ, "non-routine" matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and executive compensation, including the advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation.

How many votes are needed to approve each proposal?

  •
  For Proposal No. 1, the election of a director, the nominee receiving the most "For" votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of director will be elected. Only votes "For" or "Withheld" will affect the outcome.

  •
  Proposal No. 2, advisory approval of the compensation of the Company's named executive officers, will be considered to be approved if it receives "For" votes from the holders of a majority of shares either present in person or represented by proxy and entitled to vote. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

  •
  To be approved, Proposal No. 3, ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for year ending December 31, 2014, must receive "For" votes from the holders of a majority of shares present in person or by proxy and entitled to vote. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 41,911,399 shares outstanding and entitled to vote. Thus, the holders of 20,955,700 shares must be present in person or represented by proxy at the meeting to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

        The proxy statement and Annual Report on Form 10-K are available at www.anacor.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement contains forward-looking statements. The forward-looking statements are contained principally in the section titled "Compensation Discussion and Analysis." These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements.

        Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expects," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "potential," or the negative of those terms, and similar expressions and comparable terminology intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties, including those outlined in our Annual Report on Form 10-K for the year ended December 31, 2013. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this proxy statement and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this proxy statement.

PROPOSAL 1

ELECTION OF DIRECTOR

        The Board is divided into three classes: Class I, Class II and Class III, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is duly elected and qualified.

        The Board presently has six members. There is one director in Class I whose term of office expires in 2014. The nominee for election to Class I, Anders D. Hove, M.D., is currently a director of the Company and was previously elected by the stockholders. If re-elected at the Annual Meeting, the nominee would serve until the 2017 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or, if sooner, until the director's death, resignation or removal. It is the Company's policy to encourage directors and nominees for director to attend the Annual Meeting. All of the current directors attended the 2013 Annual Meeting of Stockholders.

        Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The nominee receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Company. The person nominated for election has agreed to serve if elected. The Company's management has no reason to believe that the nominee will be unable to serve.

        The following is a brief biography as of March 31, 2014 of the nominee and each director whose term will continue after the Annual Meeting.

NOMINEE FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2017 ANNUAL MEETING—CLASS I

        Anders D. Hove, M.D., age 48, has served as a member of our Board since 2005. Dr. Hove is a general partner of Venrock Associates, a venture capital firm, which he joined in January 2004. From 1996 to 2004, Dr. Hove was a fund manager at BB Biotech Fund, an investment firm, and from 2002 to 2003 he also served as Chief Executive Officer of Bellevue Asset Management, LLC, an investment company. Dr. Hove is a member of the board of directors of a number of private companies. He received a M.Sc. from the Technical University of Denmark, an M.D. from the University of Copenhagen and an M.B.A. from the Institut Européen d'Administration des Affaires, or INSEAD. The Nominating and Corporate Governance Committee believes that Dr. Hove's experience in venture capital and in investing in life sciences companies, as well as his medical background, are valuable to our Board.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF THE NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2015 ANNUAL MEETING—CLASS II

        Paul H. Klingenstein, age 58, has served as a member of our Board since 2002. He is the managing partner of Aberdare Ventures, a venture capital firm which he founded in 1999. Formerly, he was a partner of Accel Partners. Earlier he was an employee of Warburg Pincus and an advisor to the Rockefeller Foundation. Mr. Klingenstein is currently a director of Clovis Oncology, Conatus Pharmaceuticals Inc. and several private companies. He is a former director of Aviron, EnteroMedics Inc., Glycomed Inc., Isis Pharmaceuticals, Inc., Pharmion Corporation, Viagene, Inc., Xomed Inc., and several private companies. He is a trustee of the International AIDS Vaccine Initiative and board member of the MacArthur Foundation. He received an A.B. from Harvard College and an M.B.A. from Stanford University. The Nominating and Corporate Governance Committee believes that Mr. Klingenstein's experience in venture capital and life sciences, as well as his service on several public company boards, is valuable to our Board.

        Mark Leschly, age 45, has served as a member of our Board since 2002. From 2002 until June 2013, Mr. Leschly served as our Chairman. Since July 1999, Mr. Leschly has been a managing partner with Rho Capital Partners, Inc., an investment and venture capital management company. From 1994 through 1999, Mr. Leschly was an Associate and then a general partner of HealthCare Ventures, L.P., a venture capital management company. Mr. Leschly previously served as a director of Verenium Corporation, NitroMed, Inc., Senomyx, Inc. and Tercica, Inc., and he is on the board of a number of private companies. Mr. Leschly received an A.B. from Harvard University and an M.B.A. from the Stanford Graduate School of Business. The Nominating and Corporate Governance Committee believes that Mr. Leschly's experience in venture capital and in investing in life sciences companies is valuable to our Board. In addition, the Nominating and Corporate Governance Committee believes that Mr. Leschly's prior service on several public company boards has given him experience in corporate governance matters, which is valuable to our Board.

        William J. Rieflin, age 54, has served as a member of our Board since March 2011. Since September 2010, he has been the Chief Executive Officer and a director of NGM Biopharmaceuticals, Inc., a biotechnology company. From 2004 until 2010, he served as President of XenoPort, Inc., a biotechnology company focused on the discovery and development of transported prodrugs. From 1996 to 2004, he held various positions with Tularik Inc., a biotechnology company focused on the discovery and development of product candidates based on the regulation of gene expression, the most recent of which was Executive Vice President, Administration, Chief Financial Officer, General Counsel and Secretary. Amgen Inc., a biotechnology company, acquired Tularik in 2004. Mr. Rieflin is currently a director of XenoPort, Inc. and NGM Biopharmaceuticals, Inc. Mr. Rieflin received a B.S. from Cornell University, an M.B.A. from the University of Chicago Graduate School of Business and a J.D. from Stanford Law School. The Nominating and Corporate Governance Committee believes that Mr. Rieflin's management, operational and financial experience at multiple biopharmaceutical companies is valuable to our Board. Mr. Rieflin's experience qualifies him to serve as an "audit committee financial expert" (as that term is defined in Item 407(d)(5) of Regulation S-K) and to provide oversight of our financial strategies.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2016 ANNUAL MEETING—CLASS III

        Paul L. Berns, age 47, our Chairman since June 2013, has served as a member of our Board since May 2012 and was appointed the Company's President and Chief Executive Officer on March 18, 2014. From August 2012 to March 2014, Mr. Berns was a self-employed consultant to the pharmaceutical industry. From March 2006 to August 2012, Mr. Berns served as President and Chief Executive Officer, and member of the board of directors, of Allos Therapeutics, Inc., which was acquired by Spectrum Pharmaceuticals, Inc. in September 2012. From July 2005 to March 2006, Mr. Berns was a self-employed consultant to the pharmaceutical industry. From June 2002 to July 2005, Mr. Berns was President, Chief Executive Officer and a director of Bone Care International, Inc., a specialty pharmaceutical company that was acquired by Genzyme Corporation in 2005. From 2001 to 2002, Mr. Berns served as Vice President and General Manager of the Immunology, Oncology and Pain Therapeutics business unit of Abbott Laboratories. From 2000 to 2001, he served as Vice President, Marketing of BASF Pharmaceuticals/Knoll and from 1990 to 2000, Mr. Berns held various positions, including senior management roles, at Bristol-Myers Squibb Company. Mr. Berns has been a director of Cellectar Biosciences, Inc. since November 2013, Jazz Pharmaceuticals, PLC since June 2010 and of XenoPort, Inc. since 2005. Mr. Berns received a B.S. in Economics from the University of Wisconsin. The Nominating and Corporate Governance Committee believes that Mr. Bern's management and operational experience at multiple biopharmaceutical companies, as well as his service on several public company boards, is valuable to our Board.

        Lucy Shapiro, Ph.D., age 73, one of our co-founders, has served as a member of our Board since our inception in 2000. She is also the co-chair of our scientific advisory board. Dr. Shapiro, the Virginia and D.K. Ludwig Professor of Cancer Research and Director of the Beckman Center for Molecular and Genetic Medicine in the School of Medicine at Stanford University, has been at Stanford University since 1989. Dr. Shapiro is a Fellow of the American Association for the Advancement of Sciences and has been elected to the National Academy of Sciences, the American Academy of Microbiology, the American Academy of Arts and Sciences and the Institute of Medicine of the National Academy of Sciences for her work in the fields of molecular biology and microbiology. She was elected to the American Philosophical Society and received the Selman Waksman Award from the National Academy of Sciences in 2005 and in 2009 was given the Canada Gairdner International Award, considered one of the most prestigious awards in biomedical science. She was awarded the 2011 President's National Medal of Science by President Obama. In 2010, she was presented with the Abbott Lifetime Achievement Award. Dr. Shapiro is currently a non-executive director of Pacific Biosciences of California, Inc., and she was a non-executive director of GenProbe from 2008 to 2012 and of GlaxoSmithKline (GSK) from 2001 to 2006. She received a B.S. from Brooklyn College and a Ph.D. in molecular biology from the Albert Einstein School of Medicine. The Nominating and Corporate Governance Committee believes that Dr. Shapiro's extensive scientific expertise and knowledge of our boron chemistry platform are valuable to our Board.

DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

        As required under the NASDAQ Stock Market ("NASDAQ") listing standards, a majority of the members of a listed company's board of directors must qualify as "independent," as affirmatively determined by the board of directors. The Board consults with the Company's counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of the NASDAQ, as in effect from time to time.

        Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following five directors are independent directors within the meaning of the applicable NASDAQ listing standards: Dr. Hove, Mr. Klingenstein, Mr. Leschly, Mr. Rieflin, and Dr. Shapiro. In making this determination, the Board found that none of these directors or the nominee for director had a material or other disqualifying relationship with the Company.

        Mr. Berns, our Chairman and the Company's President and Chief Executive Officer, is not an independent director by virtue of his employment with the Company.

BOARD LEADERSHIP STRUCTURE

        Our Board does not have a policy regarding the separation of the roles of the Chairman of the Board and the Chief Executive Officer and believes it is in the best interests of the Company and its stockholders to make that determination based on the position and direction of the Company and the membership of the Board. Through March 17, 2014, our Board had an independent Chairman to preside over Board meetings, including meetings of the independent directors.

        As of March 18, 2014, Mr. Berns serves as the President, Chief Executive Officer and Chairman of the Board. The Board believes that combining the positions of Chief Executive Officer and Chairman helps to ensure that the Board and management act with a common purpose, and allows for efficient Board meetings to address the issues and matters most critical to the Company for review by the Board. The Board believes that this structure best utilizes Mr. Berns' knowledge of the Company and the industry and also promotes effective communication between the Company's management and the Board. In addition, the Company believes that combining the positions of Chief Executive Officer and Chairman provides a single, clear chain of command to execute the Company's strategic initiatives and business plans. However, no single leadership model is right for all companies and at all times. Accordingly, the Board may review its leadership structure in the future. The Board also believes that the composition, strength and experience of the current Board members, with five of the six current members qualifying as independent directors, will ensure that the Board continues to perform its duties independently as it concentrates on the most important areas of concern to the Company and evaluates the performance of the Company's executive officers, including the President and Chief Executive Officer.

ROLE OF THE BOARD IN RISK OVERSIGHT

        One of the Board's key functions is informed oversight of the Company's risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors legal matters involving financial exposure and compliance with legal and regulatory requirements regarding the Company's financial statements or accounting policies, in addition to oversight of the performance of the internal audit function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. In addition, the Board meets with certain members of our executive team, including the heads of our business, compliance and regulatory functions, who discuss the risks and exposures involved in their respective areas of responsibility as well as any developments that could impact our risk profile or other aspects of our business.

MEETINGS OF THE BOARD OF DIRECTORS

        The Board met 12 times during the year ended December 31, 2013, including telephone conference meetings, and acted by unanimous consent two times. All directors attended or participated in at least 75% of the aggregate number of meetings of the Board and of the committees on which they served during the portion of 2013 for which they were directors or committee members.

        As required under applicable NASDAQ listing standards, in 2013, the Company's independent directors met 8 times in regularly scheduled executive sessions at which only independent directors were present.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

        The Board has four committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Transaction Committee. The following table provides membership and meeting information for the year ended December 31, 2013 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance		Transaction
Paul L. Berns(1)(2)	X		X	*			X	*
Anders D. Hove, M.D.(2)			X				X
Paul H. Klingenstein	X				X	*
Mark Leschly(1)(2)					X		X
David P. Perry(3)
William J. Rieflin	X	*	X
Lucy Shapiro, Ph.D.					X
Total meetings in 2013	5		2		—		6

*
Committee Chair

(1)
On June 6, 2013, Mr. Leschly resigned as Chairman of the Board and Mr. Berns was appointed the Chairman of the Board.

(2)
On July 18, 2013, Mr. Leschly resigned as the Chair and a member of the Compensation Committee and Mr. Berns was appointed the Chair of the Compensation Committee. The other members of the Compensation Committee are Dr. Hove and Mr. Rieflin. On March 18, 2014, Mr. Berns resigned as a member of the Audit Committee, the Chair and member of the Compensation Committee and the Chair and member of the Transaction Committee. Mr. Berns no longer serves on any Board committees. On April 9, 2014, Mr. Leschly was appointed to the Audit Committee. On April 15, 2014, Dr. Hove was appointed the Chair of the Compensation Committee. The current members of the Audit Committee are Messrs. Leschly, Klingenstein and Rieflin. The current members of the Compensation Committee are Dr. Hove and Mr. Rieflin. The current members of the Transaction Committee are Dr. Hove and Mr. Leschly.

(3)
Mr. Perry resigned as a member of the Board on March 18, 2014.

        Below is a description of each committee of the Board.

        The Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Transaction Committee have authority to engage legal counsel or other experts or consultants, as they deem appropriate to carry out their responsibilities. The Board has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding "independence" and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

 Audit Committee

        Our Audit Committee oversees our corporate accounting and financial reporting processes and audits of our financial statements. Among other matters, the Audit Committee: evaluates the independent registered public accounting firm's qualifications, independence and performance; determines the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the scope of the annual audit and the audit fee; discusses with management and the independent auditors the results of the annual audit and the reviews of our quarterly financial statements; reviews with management and the independent auditors the disclosures contained under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our periodic reports to be filed with the SEC; approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law; reviews our critical accounting policies and estimates; reviews with management and the independent auditors our guidelines and policies with respect to risk assessment and risk management; reviews with management and the independent auditors earnings press releases; reviews and approves any material related-party transactions; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and reviews the Audit Committee charter and the Audit Committee's performance from time to time.

        From January 1, 2013 until March 18, 2014, the members of our Audit Committee were Messrs. Berns, Klingenstein and Rieflin, with Mr. Rieflin serving as the Chair of the Audit Committee. On March 18, 2014, Mr. Berns resigned as a member of the Audit Committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. The Board has determined that Mr. Rieflin qualifies as an "audit committee financial expert" as defined under the applicable rules and regulations of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of NASDAQ. The Board made a qualitative assessment of Mr. Rieflin's level of knowledge and experience based on a number of factors, including his experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements. The Board has determined that, for purposes of the Audit Committee, Messrs. Klingenstein and Rieflin are independent directors and, until March 18, 2014, Mr. Berns was an independent director, as defined under the applicable rules and regulations of the SEC and NASDAQ. The Board reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis. The Audit Committee met five times during the year ended December 31, 2013. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ and which is available to stockholders on our website at http://investor.anacor.com/governance.cfm; however, information found on our website is not incorporated by reference into this proxy statement. The current members of the Audit Committee are Messrs. Klingenstein, Leschly and Rieflin.

Report of the Audit Committee of the Board of Directors

        The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2013 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board ("PCAOB"). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants' communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm's independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

Mr. William J. Rieflin, Chair Mr. Paul L. Berns* Mr. Paul H. Klingenstein

*
On March 18, 2014, Mr. Berns resigned as a member of the Audit Committee.

        The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

        Our Compensation Committee reviews and approves policies relating to compensation and benefits of our officers and employees. The Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our executive officers, evaluates the performance of these officers in light of those goals and objectives and sets the compensation of these officers based on such evaluations. The Compensation Committee, along with the Board, also administers the issuance of stock options and other awards under our stock plans. The Compensation Committee will review its charter and the performance of the Compensation Committee from time to time. The Compensation Committee also reviews and discusses with management the Company's disclosures contained under the caption "Compensation Discussion and Analysis" for use in any of the Company's annual reports on Form 10-K, registration statements, proxy statements or information statements.

        The current members of our Compensation Committee are Dr. Hove and Mr. Rieflin, with Dr. Hove serving as the Chair of the Compensation Committee. Each of the members of the Compensation Committee is independent under the applicable rules and regulations of the SEC, NASDAQ and the Internal Revenue Code of 1986, as amended (the "Code"). Mr. Berns served as the Chair and member of the Compensation Committee from July 2013 until March 18, 2014, when he resigned as the Chair and a member of the Compensation Committee. The Compensation Committee met two times during the year ended December 31, 2013. The charter of the Compensation Committee is available to stockholders on our website at http://investor.anacor.com/governance.cfm; however, information found on our website is not incorporated by reference into this proxy statement.

Compensation Committee Processes and Procedures

        Typically, the Compensation Committee meets at least once annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any advisors engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor to the compensation committee, other than in-house legal counsel and certain other types of advisors, only after taking into consideration the factors specified in NASDAQ Listing Rule 5605(d) (3) or any successor provision, that bear upon the advisor's independence; however, there is no requirement that any advisor be independent.

        For the past three years, after taking into consideration the factors prescribed by NASDAQ described above, the Compensation Committee engaged Compensia, Inc. ("Compensia") as compensation consultants. Compensia is a well-known and respected management consulting firm that provides executive compensation advisory services to compensation committees and senior management of knowledge-based companies. In 2013, the Compensation Committee requested that Compensia:

  •
  evaluate the efficacy of the Company's existing compensation strategy and practices in supporting and reinforcing the Company's long-term strategic goals; and

  •
  assist in refining the Company's compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

        As part of its engagement, Compensia was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. At the request of the Compensation Committee, Compensia also conducted individual interviews with members of the Compensation Committee and senior management to learn more about the Company's business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which the Company competes. Compensia ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Compensia and resulting modifications, the Compensation Committee approved the recommendations. These recommendations are discussed in the "Compensation Discussion and Analysis" section of this proxy statement.

        The Compensation Committee makes most of the significant adjustments to annual compensation, determines bonus and equity awards and establishes new performance objectives at one or more meetings typically held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company's compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee's process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which recommends to the Board any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee's compensation consultant, including analyses of executive and director compensation paid at peer group companies.

        The specific determinations of the Compensation Committee with respect to executive compensation for 2013 are described in greater detail in the "Compensation Discussion and Analysis" section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

        As noted above, the current members of our Compensation Committee are Dr. Hove and Mr. Rieflin. None of the members of our Compensation Committee has at any time during the past three years been one of our officers or employees. None of our executive officers currently serves, or in the prior three years has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee. Mr. Berns serves our President and Chief Executive Officer and as the Chairman of the Board. He served as the Chair and member of our Compensation Committee and as a member of our Audit Committee from July 2013 until March 18, 2014.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis ("CD&A") contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated into the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

Paul L. Berns, Chair* Dr. Anders D. Hove Mr. William J. Rieflin

*
On March 18, 2014, Mr. Berns resigned as the Chair and member of the Compensation Committee.

        The material in this report is not "soliciting material," is furnished to, but not deemed "filed" with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than the Company's Annual Report on Form 10-K, where it shall be deemed to be "furnished," whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships, including individuals nominated by stockholders in proposals that contain sufficient background information concerning the nominee to enable proper judgment to be made as to the nominee's qualifications, the size and composition of our Board and director compensation. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing, reporting and making recommendations to our Board concerning governance matters. The Nominating and Corporate Governance Committee will periodically review, discuss and assess the performance of our Board, including Board committees. The Nominating and Corporate Governance Committee will review its charter and the performance of the Nominating and Corporate Governance Committee from time to time.

        The current members of our Nominating and Corporate Governance Committee are Messrs. Leschly and Klingenstein and Dr. Shapiro, with Mr. Klingenstein serving as the Chair of the committee. Each of the members of our Nominating and Corporate Governance Committee is independent under the applicable rules and regulations of NASDAQ. The Nominating and Corporate Governance Committee did not convene a meeting during the year ended December 31, 2013. The charter of the Nominating and Corporate Governance Committee is available to stockholders on our website at http://investor.anacor.com/governance.cfm; however, information found on our website is not incorporated by reference into this proxy statement.

        The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company's stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors' overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors' independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Company's Secretary at the following address: Anacor Pharmaceuticals, Inc., 1020 East Meadow Circle, Palo Alto, CA 94303-4230 not later than the close of business on Monday, March 2, 2015 nor earlier than the close of business on Thursday, January 29, 2015. Submissions must include the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company's stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Transaction Committee

        Our Transaction Committee was established in July 2012 to oversee and work with management in considering, negotiating and recommending to the Board any potential licensing, collaboration, sale or acquisition transaction with respect to our corporate assets (a "Transaction"). The Transaction Committee may (1) establish, review, modify, monitor and direct the process and procedures related to the review and evaluation of any Transaction, including the authority to determine not to proceed with any such process, procedures, review or evaluation and to inform and review with the Board on a regular basis the status of any proposed Transaction; (2) respond to any communications, inquiries or proposals regarding any Transaction; (3) review, evaluate, investigate, pursue and negotiate the terms and conditions of any Transaction; (4) solicit expressions of interest or other proposals for Transactions to the extent the Transaction Committee deems appropriate; (5) recommend the rejection or approval of any Transaction to the Board; (6) review, analyze, evaluate and monitor all proceedings and activities of the Company related to any Transaction; (7) investigate, on behalf of the Company, the potential licensees and any prospective acquirers; and (8) take such other actions as the Transaction Committee may deem to be necessary or appropriate—it being understood that, with respect to each of its functions set forth in clauses (1) through (7) herein, the Transaction Committee shall act for the benefit of the Company and the Company's stockholders. The Transaction Committee may also negotiate, execute and deliver and cause to be negotiated, executed and delivered any agreements or documents necessary, including, any engagement letter, indemnification agreement, confidentiality agreement, exclusivity agreement or standstill agreement and to also waive rights under all such agreements and documents. The Transaction Committee is also delegated specific authority by the Board on a case-specific basis from time to time to oversee the implementation of equity offerings or other financing transactions.

        The current members of our Transaction Committee are Dr. Hove and Mr. Leschly. Each of the members of the Transaction Committee is independent under the applicable rules and regulations of the SEC, NASDAQ and the Internal Revenue Code of 1986, as amended (the "Code"). The Transaction Committee met six times during the year ended December 31, 2013. Mr. Berns served as the Chair and member of our Transaction Committee from July 2012 until March 18, 2014.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to Secretary, Anacor Pharmaceuticals, Inc., 1020 East Meadow Circle, Palo Alto, CA 94303-4230. Any such communication must state the number of shares owned by the stockholder making the communication. All communications will be reviewed by our Secretary and, if requested by the stockholder, forwarded to the Board or an individual director, as applicable. Our Secretary reserves the right not to forward to the Board or any individual director any unduly frivolous, hostile, threatening or similarly inappropriate materials.

CODE OF ETHICS

        The Company has adopted the Anacor Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company's website at http://investor.anacor.com/governance.cfm. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

DIRECTOR COMPENSATION

        For 2013, non-employee directors received annual cash retainers as follows:

  •
  $25,000 for each non-employee director;

  •
  an additional $25,000 for the Chairman of the Board;

  •
  an additional $20,000 per year for the Chair of the Audit Committee;

  •
  an additional $10,000 per year for the Chair of the Compensation Committee;

  •
  an additional $7,500 per year for the Chair of the Nominating and Governance Committee;

  •
  an additional $20,000 per year for the Chair of the Transaction Committee;

  •
  an additional $5,000 per year as a member of the Transaction Committee;

  •
  $2,000 for each board meeting attended in person and $1,000 for each board meeting attended by telephone; and

  •
  $1,500 for each committee meeting attended in person and $750 for each committee meeting attended by telephone, except Transaction Committee members are not compensated on a per meeting basis.

        For 2013, each non-employee director, all of whom had served on our Board for six months or longer as of such date, was granted an option to purchase 15,000 shares of our common stock (24,000 shares if the individual served as Chairman of our Board) with an exercise price equal to the grant date closing price on June 6, 2013 of $5.11 per share. These grants were made at the June 6, 2013 Board meeting. The shares vest in a series of 12 equal monthly installments measured from the date of our 2013 Annual Meeting of Stockholders, June 3, 2013.

        For 2014, on the date of our 2014 Annual Meeting of Stockholders, each non-employee director, all of whom have served on our Board for six months or longer, will be granted an option on such date to purchase 15,000 shares of our common stock with an exercise price equal to the closing price of our common stock on the date of grant. The shares subject to each such annual award will vest in a series of 12 equal monthly installments measured from the date of grant. Each new non-employee director, upon election to our Board, will be granted an option to purchase 27,000 shares of our common stock with an exercise price equal to the closing price of our common stock on the date of grant. This initial option grant will vest in a series of three equal annual installments measured from the date of grant.

        We are party to a change of control agreement with Dr. Shapiro, which provides that in the event of a change of control, all unvested stock options and restricted stock then held by her will accelerate and vest as of the date immediately prior to the effective date of the change of control. We entered into this agreement with Dr. Shapiro in recognition of her unique role with us as one of our co-founders and as co-chair of our scientific advisory board. Our Board concluded that the change of control provisions served as appropriate incentives to encourage her further contribution and ongoing advice.

        The following table shows for the year ended December 31, 2013 certain information with respect to the compensation of all non-employee directors of the Company:

DIRECTOR COMPENSATION FOR 2013

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Paul Berns	83,333	80,182	—	163,515
Anders D. Hove, M.D.(3)	49,500	50,114	—	99,614
Paul H. Klingenstein	47,250	50,114	—	97,364
Mark Leschly	57,917	50,114	—	108,031
William J. Rieflin	66,250	50,114	—	116,364
Lucy Shapiro, Ph.D.	37,000	50,114	—	87,114

(1)
Amounts shown in this column do not reflect the cash amounts actually received by our directors. The amounts included in the "Option Awards" column represent the grant date fair value of options granted to certain of our non-employee directors in 2013 calculated in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 9 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013. In 2013, the aggregate number of stock options granted to each director named in the table above is as follows: 24,000 shares for Mr. Berns; and 15,000 shares each for Dr. Hove, Mr. Klingenstein, Mr. Leschly, Mr. Rieflin and Dr. Shapiro.

(2)
As of December 31, 2013, the aggregate number of stock options held by each director named in the table above is as follows: 54,000 shares for Mr. Berns; 72,500 shares each for Dr. Hove and Mr. Klingenstein; 84,000 shares for Mr. Leschly; 65,000 shares for Mr. Rieflin; and 80,834 shares for Dr. Shapiro.

(3)
In 2013, Dr. Hove's director compensation was paid directly to VR Management, LLC, which is the management company for the Venrock GP Entities, the Venrock IV Funds, VHCP Management, LLC and the VHCP Funds, as described in the "Security Ownership of Certain Beneficial Owners and Management" section of this proxy statement.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, the Company's stockholders are entitled to vote to approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in this proxy statement in accordance with SEC rules. At our 2011 Annual Meeting of Stockholders held on May 25, 2011, our stockholders did not indicate a majority preference for how frequently we will include a non-binding stockholder advisory vote on the compensation of our named executive officers in our proxy materials. Our Board has determined that it is in the best interests of our stockholders to solicit a non-binding stockholder advisory vote on the compensation of our named executive officers, commonly referred to as a "say-on-pay-vote," every year. Accordingly, this year, the Company is again asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company's named executive officers and the philosophy, policies and practices described in this proxy statement.

        The compensation of the Company's named executive officers subject to the vote is disclosed in the "Executive Compensation" section contained in this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders' interests. Compensation of the Company's named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

        The Company has adopted a performance-based compensation strategy that is intended to focus our named executive officers on the achievement of near-term corporate goals as well as long-term strategic objectives. The Compensation Committee is responsible for evaluating and administering our compensation programs and practices to ensure that they properly incentivize our work force and appropriately drive corporate performance while remaining competitive with comparable life sciences companies competing in our labor market.

        Highlights of our executive compensation program include:

  •
  A mixture of salary and incentive compensation that provides for a significant portion of executive compensation to be "at-risk" and dependent on our performance as a company; and

  •
  Checks and balances within our compensation packages to balance focus on both short and long-term goals, encouraging executives to focus on the health of the Company both during the immediate year and for the future.

        Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company's named executive officers as described in this proxy statement by casting a non-binding advisory vote "FOR" the following resolution:

          "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the "Executive Compensation" section in the proxy statement, is hereby APPROVED."

        Because the vote is advisory, it is not binding on the Board or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

        Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

        Unless the Board modifies its policies regarding the frequency of soliciting say-on-pay-votes, the next scheduled say-on-pay-vote will be at the 2015 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board has selected Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2014 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since 2002. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither the Company's Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The following table represents aggregate fees billed to the Company for the years ended December 31, 2013 and 2012, by Ernst & Young LLP, the Company's principal accountant.

	Year Ended
	2013	2012
Audit fees	$834,368	$873,616
Audit-related fees	—	38,500
Tax fees	22,250	27,800
All other fees	—	—

Total fees	$856,618	$939,916

        Audit fees include fees associated with the annual audit of our financial statements, the reviews of our interim financial statements and the issuance of consent and comfort letters in connection with registration statement filings with the SEC, and all services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements. Audit-related fees were for technical consultations related to complex accounting matters that we were evaluating. Tax fees include services that were associated with tax compliance, tax planning and tax advice. We did not incur any other fees in 2013 and 2012. All fees described above were approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

        The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company's independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

        The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant's independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

 MANAGEMENT

Executive Officers of the Company

        The following table sets forth certain information about our executive officers as of April 15, 2014:

Name	Age	Position
Paul L. Berns	47	President and Chief Executive Officer, Chairman of the Board
Geoffrey M. Parker	49	Senior Vice President, Chief Financial Officer
Sanjay Chanda, Ph.D.	49	Senior Vice President, Drug Development
Vincent P. Ippolito.	55	Executive Vice President, Chief Commercial Officer
Kirk R. Maples, Ph.D.	55	Senior Vice President, Program Management
Carmen Rodriguez.	65	Senior Vice President, Regulatory Affairs and Quality Assurance
Jacob J. Plattner, Ph.D.	67	Senior Vice President, Research
Lee T. Zane, M.D	44	Senior Vice President, Clinical Development and Chief Medical Officer

        For information for Mr. Berns, please refer to "Directors Continuing in Office Until the 2016 Annual Meeting—Class III" above.

        Geoffrey M. Parker has served as our Senior Vice President and Chief Financial Officer since September 2010. From December 2009 to September 2010, Mr. Parker provided consulting services to us, including serving as our Interim Chief Financial Officer from April 2010 to September 2010. From July 2009 to July 2010, Mr. Parker served in a consulting capacity as the Chief Business Officer of InteKrin Therapeutics, a privately held biopharmaceutical company in Los Altos, California. From 1997 to April 2009, Mr. Parker was a Vice President, Managing Director and Partner at the global investment banking and securities firm Goldman Sachs Group, Inc., leading their West Coast Healthcare Investment Banking practice during this time. Mr. Parker also served in various capacities with Goldman Sachs Group, Inc. from 1990 to 1995 and 1986 to 1988. From 1995 to 1997, Mr. Parker was Vice President at Feibusch & Co., a venture capital firm in Larkspur, California. Mr. Parker is currently a member of the board of directors of ChemoCentryx, Inc., a clinical-stage biopharmaceutical company. Mr. Parker received an A.B. from Dartmouth College in Engineering Sciences and Economics and an M.B.A. from the Stanford Graduate School of Business.

        Sanjay Chanda, Ph.D., has served as our Senior Vice President, Drug Development since October 2013, after serving as Vice President, Interim Head of Drug Development from March 2012 to October 2013; Vice President, Preclinical Safety from January 2011 to March 2012; Vice President, Toxicology from January 2010 to January 2011; and Senior Director, Toxicology from January 2008 to January 2010. From March 2002 to January 2008, Dr. Chanda served in senior management positions with drug development oversight at NeurogesX, Inc. Prior to joining NeurogesX, Inc., Dr. Chanda held various toxicology positions at Cerus Corporation from February 1999 to February 2002. He received a B.S. degree in pharmacy and a M.S. degree in pharmaceutics from the Birla Institute of Technology, and a Ph.D. in pharmacology and toxicology from Northeast Louisiana University (now University of Louisiana at Monroe).

        Vincent P. Ippolito has served as our Executive Vice President and Chief Commercial Officer since March 2014. Mr. Ippolito recently served as Senior Vice President, General Manager, Aesthetics at Valeant Pharmaceuticals, Inc. following its acquisition of Medicis Pharmaceutical Corporation in December 2012. From 2008 to December 2012, Mr. Ippolito was Executive Vice President, Sales and Marketing at Medicis, after serving as Senior Vice President of North American Sales from 2006 to 2008 and General Manager of Dermatology products from 2003 to 2006. Mr. Ippolito received a B.A. from University of Wisconsin-Eau Clair in Business Administration.

        Kirk R. Maples, Ph.D., has served as our Senior Vice President, Program Management since January 2007, after serving as our Vice President, Preclinical Development from August 2002 to

January 2007. From December 2001 to August 2002, Dr. Maples worked with Anacor as part of his responsibilities as a consultant to the Defense Advanced Research Projects Agency, or DARPA. Prior to joining DARPA as a consultant in 2001, Dr. Maples was Senior Vice President, Research of Centaur Pharmaceuticals, Inc., a pharmaceutical research and development company, where he served in senior management positions with research oversight since 1993. He was a Clinical Assistant Professor at the University of New Mexico College of Pharmacy from 1991 to 1993. Dr. Maples received a B.S. from the University of Missouri at Kansas City and a Ph.D. in inorganic chemistry from Duke University.

        Jacob J. Plattner, Ph.D., has served as our Senior Vice President, Research since January 2007, after serving as our Vice President, Research from February 2004 to January 2007. From 1998 to 2004, Dr. Plattner was Vice President of Small Molecule Discovery Research at Chiron Corporation, a biopharmaceutical company. Prior to joining Chiron, Dr. Plattner held managerial and research positions in chemistry and pharmaceutical research with Abbott Laboratories, a pharmaceutical company, from 1977 to 1998. Dr. Plattner received a B.S. from the University of Illinois and a Ph.D. in organic chemistry from the University of California, Berkeley.

        Carmen Rodriguez has served as our Senior Vice President, Regulatory Affairs and Quality Assurance since November 2013, after serving as our Vice President, Regulatory Affairs and Quality from November 2010 to November 2013. From November 2007 to September 2010, Ms. Rodriguez served as Vice President Regulatory Affairs and Quality at InteKrin Therapeutics. From August 2005 to November 2007, Ms. Rodriguez served as Vice President Regulatory Affairs and Quality at Cambridge Antibody Technology. Previously, she held various senior regulatory leadership positions with Genencor International and Roche Global Development. Ms. Rodriguez received a B.S degree in Pharmaceutical Chemistry and a M.S. degree in Medicinal Chemistry from Universidad Nacional de Mexico at Mexico City.

        Lee T. Zane, M.D., M.A.S., has served as our Senior Vice President, Clinical Development and Chief Medical Officer since October 2013, after serving as Vice President, Clinical Development and Interim Chief Medical Officer from January 2012 to October 2013; Vice President, Clinical Development from August 2008 to January 2012; and Medical Director from January 2008 to August 2008. From July 2003 to December 2007, he was Assistant Professor of Clinical Dermatology at University of California, San Francisco (UCSF), where he also served as the Director of both the Mt. Zion Dermatology Clinical Research Unit and the Acne Specialty Practice. Dr. Zane received a B.A. from Colgate University, an M.D. from Stanford University, and a Master of Advanced Study (M.A.S.) in Clinical Research degree from UCSF. Dr. Zane is a board-certified dermatologist and an Assistant Clinical Professor of Dermatology and Epidemiology and Biostatistics at UCSF.

Former Executive Officer

        David P. Perry was our President and Chief Executive Officer from March 2002, and a member of the Board from April 2002, until March 18, 2014. In 1997, Mr. Perry founded Chemdex Corporation, a business-to-business marketplace company that focused on the life sciences industry, which was acquired by NexPrise Inc., and until 2001 served as its Chief Executive Officer. In 1995, Mr. Perry co-founded ViroGen, Inc., a biotech company based in Boston. Mr. Perry served on the board of directors of the Infectious Disease Research Institute, a not-for-profit organization. Mr. Perry has a B.S. from the University of Tulsa and an M.B.A. from Harvard Business School.

 EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        We have adopted a performance-based compensation strategy that is intended to focus our executive officers on the achievement of near-term corporate goals as well as long-term strategic objectives. The Compensation Committee of our Board is responsible for evaluating and administering our compensation programs and practices to ensure that they properly motivate our work force and appropriately drive corporate performance while remaining competitive with comparable life sciences companies competing in our labor market. Our Compensation Committee reviews and approves all of our compensation policies, including executive officer salaries and bonuses (other than Chief Executive Office salary and bonus) and corporate objectives, and recommends, for approval by our Board, Chief Executive Officer salary and bonus, and all equity incentive compensation. For the year ended December 31, 2013, we have determined that our named executive officers were David P. Perry, our former President and Chief Executive Officer; Geoffrey M. Parker, our Senior Vice President and Chief Financial Officer; Sanjay Chanda, our Senior Vice President, Drug Development; Jacob J. Plattner, our Senior Vice President, Research; and Lee T. Zane, our Senior Vice President, Clinical Development and Chief Medical Officer.

Objectives of our Executive Compensation Programs

        Our compensation programs for our named executive officers are designed to achieve the following objectives:

  •
  attract, engage and retain exceptionally talented and highly experienced executive officers in the competitive and dynamic life sciences industry;

  •
  motivate and reward executive officers whose knowledge, skills and performance contribute to our success;

  •
  encourage and inspire our executive officers to achieve key corporate strategic objectives by linking incentive award opportunities to the achievement of individual and company-wide short- and long-term goals; and

  •
  align the interests of our executives and stockholders by motivating executive officers to increase stockholder value and rewarding executive officers when stockholder value increases.

        We do not believe that our compensation policies and practices, for either our executive or our non-executive employees, are reasonably likely to give rise to risks that would have a material adverse effect on the Company.

Our Executive Compensation Programs

        The components of our executive compensation program consist primarily of base salary, quarterly and annual cash incentive bonuses, equity awards, broad-based benefits programs and severance compensation. We use an array of short-term compensation components (such as base salaries and cash incentive bonuses) and long-term compensation components (such as equity incentive compensation) to provide an overall compensation structure that is designed to both attract and retain key executives as well as provide incentives for the achievement of short- and long-term corporate goals and objectives. Our Compensation Committee uses its judgment and experience along with the recommendations of our Chief Executive Officer (except in connection with his own compensation) to determine the appropriate mix of long-term and short-term compensation elements for each executive officer. Our Compensation Committee analyzes each of the primary elements of our compensation program to ensure that our executive officers' overall compensation is competitive with executive officers with similar positions at comparable life sciences companies in our labor market based on the recommendations of our Chief Executive Officer, analysis and input from our third party compensation consultant and our directors' experience and knowledge within the life sciences industry. Additionally, upon the recommendation of our Compensation Committee, our Board also approves specific performance goals and metrics applicable to performance-based compensation for our executive officers and approves stock option grants. Consistent with the objectives of our compensation program, the Compensation Committee applies the elements of our compensation program to position compensation to our named executive officers as a group competitively with respect to comparable life sciences companies while individualizing compensation elements for each executive officer in light of his respective performance, responsibilities, experience in his position and his potential contributions to our future growth. Accordingly, we have in the past and may in the future provide our Chief Executive Officer or other executive officers with compensation awards that may be significantly different from other executive officers.

        Our Compensation Committee has adopted a pay-for-performance compensation philosophy and works within the general framework of this philosophy to determine each component of an executive officer's compensation package based on numerous factors, including:

  •
  performance, including achievement of goals and objectives, and other expectations for the position and the individual;

  •
  the individual's particular background and relevant expertise, including training and prior relevant work experience;

  •
  the individual's role with us and the compensation paid to similar officers at other life sciences companies with which our Compensation Committee members are familiar;

  •
  the demand and competition for the position in the marketplace;

  •
  comparison to other executive officers within our Company having similar levels of expertise and experience; and

  •
  the recommendations of our Chief Executive Officer (except in connection with his own compensation).

        Each of the primary elements of our executive compensation program is discussed in more detail below. While we have identified particular compensation objectives that each element of executive compensation serves, our compensation programs are designed to be flexible and complementary and collectively serve all of our executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation policy, each individual element serves each of our objectives.

        On an annual basis our Compensation Committee meets to review the performance of our Chief Executive Officer and our other executive officers. At these meetings, the Compensation Committee typically invites our Chief Executive Officer to participate in the discussion (excluding the Chief Executive Officer when the discussion pertains to the Chief Executive Officer) and the Compensation Committee seeks our Chief Executive Officer's input on progress against specific company-wide and individual performance goals and the overall performance of each of our executive officers. In addition, periodically throughout the year, our Compensation Committee meets to review and decide compensation matters. At our Board meetings, the Compensation Committee reports its findings and decisions. From time to time, the Compensation Committee seeks additional input from the other non-employee directors who are not on the Compensation Committee. With respect to compensation of our Chief Executive Officer, rather than making a final decision, the Compensation Committee makes a recommendation to our full Board for final approval by non-employee directors and, on occasion, will also follow this procedure for other compensation related decisions.

        Our Compensation Committee engaged Compensia to assist us in obtaining and analyzing compensation data that would be relevant for our executive compensation program. In 2013, we established a peer group of companies of similar size and scope to us in the life sciences industry to aid us in determining the compensation arrangements for our Chief Executive Officer and other executive officers. To establish this peer group, the Compensation Committee, with the assistance of Compensia, evaluated the market capitalization and other key business metrics of similar life sciences companies to identify a group of companies that would provide valid benchmarks for assessing whether our compensation levels were reasonable and competitive.

        For 2013, the peer group included the following life sciences companies:

Amicus Therapeutics, Inc.*	Furiex Pharmaceuticals, Inc.*	Pain Therapeutics, Inc.*
Biocryst Pharmaceuticals, Inc.*	GTx Corporation*	Repros Therapeutics Inc.*
Chelsea Therapeutics, Inc.*	Keryx Biopharmaceuticals, Inc.*	Sangamo Biosciences, Inc.*
Corcept Therapeutics Incorporated*	Neurocrine Biosciences, Inc.	Sunesis Pharmaceuticals, Inc.*
Curis, Inc.*	Novavax, Inc.*	Threshold Pharmaceuticals*
DURECT Corporation*	Orexigen Therapeutics, Inc.

*
These companies were not included in the peer group of companies used for 2014 compensation decisions because their market capitalization and other key business metrics were no longer within the target range.

        For 2014 compensation decisions, the following companies were added to the peer group:

Agerion Pharmaceuticals, Inc.	Exelixis, Inc.	Momenta Pharmaceuticals, Inc.
AMAG Pharmaceuticals, Inc.	Halozyme Therapeutics, Inc.	NewLink Genetics Corporation
Arena Pharmaceuticals, Inc.	Idenix Pharmaceuticals, Inc.	Progenics Pharmaceuticals, Inc.
Avanir Pharmaceuticals, Inc.	ImmunoGen Inc.	Spectrum Pharmaceuticals, Inc.
Celldex Therapeutics, Inc.	Immunomedics, Inc.	Synageva BioPharma Corporation
Dyax Corporation	InterMune Inc.	XOMA Corporation
Dynavax Technologies Corporation	Lexicon Pharmaceuticals, Inc.
Endocyte, Inc.	Merrimack Pharmaceuticals, Inc.

        In addition to executive compensation data for our peer group companies, the Compensation Committee relied on their own experience as investors and board members in similarly situated life sciences companies, sought the input of Compensia and our former Chief Executive Officer, Mr. Perry, reviewed and compared the relative salaries of our executive officers and also considered the amount of equity each executive then held, including the vesting schedules for each executive officer's equity incentive plan holdings.

        Based on the judgment and experience of its members and the input and analysis provided by Compensia and the former Chief Executive Officer (except with regard to his own compensation), the Compensation Committee decided that the total 2013 compensation for our former Chief Executive Officer and other executive officers would be targeted to be near the 50th percentile of compensation for executives holding similar positions in our peer group of companies, with equity compensation also targeted to be near the 50th percentile. In determining an executive officer's equity award and its position relative to the 50th percentile, the Compensation Committee examined market benchmark equity compensation data provided by Compensia.

Annual Cash Compensation

  Base Salary

        Base salaries are set at levels that are intended to be competitive with those of executives holding similar positions at companies in our peer group, according to peer group salary data provided by our compensation consultants. The base salaries of all executive officers are reviewed annually and adjusted to reflect individual roles, performance and competitive compensation levels. We may also increase the base salary of an executive officer at other times if a change in the scope of the executive officer's responsibilities justifies such consideration or, in limited circumstances, to maintain salary equity within our competitive environment. We also evaluate general economic conditions and our cash position in determining base salaries. We believe that a competitive base salary is a necessary element of any compensation program designed to attract and retain talented and experienced executives. We also believe that competitive base salaries can retain, motivate and reward executive officers for their overall performance. In 2013, our Compensation Committee decided to increase the salaries of Dr. Plattner by 1.5% and Dr. Zane by 8.1%. Dr. Chanda received an increase of 2.7% in January 2013, and an additional increase of 3.7% upon his promotion effective October 1, 2013, for an annual increase of 3.6%. No changes were made to the base salaries of Mr. Parker or Mr. Perry for 2013. For 2014, our Compensation Committee decided to increase the salaries of Mr. Perry by 11.0%, Dr. Chanda by 10.7%, Mr. Parker by 10.4%, Dr. Plattner by 1.5% and Dr. Zane by 9.0%. The increases were determined based upon the recommendation of our former Chief Executive Officer (other than for Mr. Perry's own base salary) and our Compensation Committee's judgment based on executive compensation data to target the 50th percentile for our peer group companies and other analyses provided by Compensia, the committee members' experiences with other life sciences companies, taking into account each individual executive's role and its importance to us, his performance, the Compensation Committee's judgment as to the competitiveness of his current salary and our budget objectives. All such base salary increases were made effective on January 1 of each year, with the exception of Dr. Chanda's promotional base salary increase, which was effective October 1, 2013.

  Cash Incentive Bonuses

        Our annual compensation program includes a cash incentive bonus plan with pre-defined target payouts as a percentage of salary based on achievement of company and individual goals. Additionally, our Compensation Committee uses its discretion to determine bonuses for our executive officers based on the overall attainment of individual and/or corporate goals. Our bonus plan is designed to drive stockholder value by fostering teamwork throughout our Company by tying incentive compensation to the company-wide performance measures that we believe are most important to the success of our Company as well as to individual performance. An executive officer's bonus payment is based on the achievement of both corporate and/or individual goals, which may include, for example, research, development, operational and financial goals. The relative weightings of the total corporate goals and the total individual goals and the relative weighting of each corporate goal in determining the total bonus is approved on an annual basis by the Compensation Committee and may also be approved by the non-employee members of our Board. Underachievement or overachievement of the major corporate goals may result in lower or higher bonus payments. The non-employee members of our Board or our Compensation Committee approve corporate and individual executive goals at what they believe are aggressive levels so as to require substantial effort and commitment by our executive officers to attain the goals, with the belief that such efforts will significantly contribute to increased stockholder value. Our Compensation Committee uses its discretion to adjust the amount of the cash bonuses paid and the weightings of each of the goals, and may also, in its discretion, award bonuses to executive officers based upon such other terms and conditions as they may determine are appropriate. In 2013, the target amount for the performance-based cash bonus for our former Chief Executive Officer, Mr. Perry, was 50% of his base salary, the target amount for Mr. Parker, Dr. Plattner and

Dr. Zane was 35% of their base salaries and the target amount for Dr. Chanda was 25% of his base salary for the first three quarters of 2013, and 35% in the fourth quarter of 2013. These target amounts were determined by our Compensation Committee, and recommended to and approved by our Board, based in part on Compensia's analysis and their benchmarking of our executives' total cash compensation against the total cash compensation for executives in similar positions at companies in our peer group. In addition, our Compensation Committee and our Board relied on their members' experience in the life sciences industry in establishing these target amounts. Consistent with past practices, and upon the recommendation of our Compensation Committee, our Board decided that the annual cash bonus for Mr. Perry would be based entirely on the achievement of corporate goals. The Compensation Committee approved a set of corporate goals recommended by Mr. Perry and assigned weightings ranging from 5% to 40% for the achievement of each objective. The primary factor in establishing the weightings was their level of importance to our business, with the expectation that a majority of the goals were achievable with appropriate and diligent effort under the leadership of Mr. Perry and our executive team and that achievement of all of the goals would represent extraordinary performance on their part.

        The 2013 corporate goals, their target weightings and associated achievement level for each, were as follows:

  •
  Reach successful arbitration outcome or agreement with Valeant Pharmaceuticals International, Inc. (Valeant) related to Kerydin on terms consistent with specified expectations (40% weighting);

  •
  Present U.S. commercial partnership options for Kerydin on terms consistent with specified expectations by September 30, 2013 (25% weighting);

  •
  File a new drug application (NDA) for Kerydin by July 31, 2013 and receive notification of acceptance by Food and Drug Administration (FDA) by October 31, 2013 (15% weighting);

  •
  Complete thorough QT (TQT) and Maximal Use Systemic Exposure (MUSE) studies for AN2728 in atopic dermatitis by the end of 2013 that supports the initiation of Phase 3 trials in 2014 (10% weighting);

  •
  Achieve protocol concurrence for a specified compound with a collaborative partner (5% weighting);

  •
  Have a total balance of cash, cash equivalents and short-term investments of at least $60 million at the end of the year (5% weighting).

        We are not disclosing certain details of the corporate goals for 2013 that the Company believes are sensitive, confidential information of the Company. The Compensation Committee assessed how likely it was for these corporate goals to be achieved by our named executive officers at the time the goals were established and determined that the goals were achievable with an appropriate amount of dedication and effort and, therefore, it was more likely than not that each executive officer would earn a cash incentive bonus award with respect to the corporate goals component of their compensation. However, our Compensation Committee also believed, at the time these corporate goals were set, that there would be a substantial degree of difficulty involved to achieve the goals at the target 100% level.

        In February 2014, the Compensation Committee evaluated the achievement of the corporate performance goals for 2013. While each corporate goal was initially assigned a weighting for purposes of determining the amount of executive officer bonuses, the Compensation Committee, in its discretion, evaluated the achievement of the goals in the context of our overall business and determined that for goals that were either fully or partially achieved, we achieved a combined total of 90% of our stated

corporate goals, based on the target weightings as set forth above. The Board's determinations were based on:

  •
  its judgment that we achieved the first goal by completing arbitration, being awarded damages of $100.0 million in arbitration, reaching a settlement agreement with Valeant on all existing and future claims for an amount in excess of the arbitration award and receiving payment in November 2013, achievement weighted 40%;

  •
  its judgment that we partially achieved the second goal by presenting two U.S. commercial partnership options for Kerydin on terms reasonably consistent with expectations by September 30, 2013, achievement weighted 20%;

  •
  its determination that we achieved the third goal of filing our NDA for Kerydin by July 31, 2013 and receiving notification of acceptance by FDA by October 31, 2013, achievement weighted 15%;

  •
  its determination that we achieved the fourth goal of completing TQT and MUSE studies for AN2728 in atopic dermatitis by the end of 2013 that supported the initiation of Phase 3 trials in 2014, achievement weighted 10%;

  •
  its determination that we did not achieve the fifth goal because we did not achieve protocol concurrence for a specified compound with a collaborative partner, achievement weighted 0%;

  •
  its determination that we achieved the sixth goal by having $166.8 million in cash, cash equivalents and investments at the end of 2013, achievement weighted 5%; and

  •
  in addition, the Compensation Committee determined that the Company had earned a special bonus for substantial overachievement on certain corporate goals for the year, with the additional achievement weighted at 45%.

        Based on the Compensation Committee's recommendation that our overall achievement of our 2013 corporate goals was at 90% of target, plus an additional 45% for the substantial overachievement of certain corporate goals for a total of 135%, Mr. Perry's cash incentive bonus for 2013 was approved by the non-employee members of our Board at $340,580 or 135.0% of his target amount. The cash incentive bonuses for the achievement of the corporate goals are paid annually to each executive officer.

        Our 2013 cash incentive bonus program for our other named executive officers, excluding our former Chief Executive Officer, was based 75% upon the achievement of corporate goals and 25% upon the achievement of individual goals for Mr. Parker and Dr. Plattner. Cash incentive bonuses for Drs. Chanda and Zane were originally based 67% upon the achievement of corporate goals and 33% upon the achievement of individual goals, but were changed effective October 1, 2013 to be based 75% upon the achievement of corporate goals and 25% upon the achievement of individual goals upon their promotions to Senior Vice Presidents in October 2013, resulting in an average weighting of 69% for achievement of the corporate goals and 31% for achievement of individual goals during 2013. The individual goals were set at the beginning of each quarter upon the recommendation of our former Chief Executive Officer and were subsequently approved by the Chair of our Compensation Committee. Following each quarter, Mr. Perry made a recommendation regarding the level of individual achievement for the quarter and the Chair of our Compensation Committee reviewed and approved the payment (based upon authority delegated to the Chair by the other members of the Compensation Committee). Cash incentive bonuses for the achievement of their individual goals were paid accordingly each quarter to each such executive officer.

        Individual goals were identified for each named executive officer, other than our former Chief Executive Officer, in the form of a written personal action plan that was based upon the achievement of departmental goals such as accomplishing research and development targets, establishing corporate infrastructure and achieving budgetary targets. These individual action plans were also designed to align each executive's individual goals and planned contributions with the corporate goals described above. Mr. Parker and Drs. Chanda, Plattner and Zane are in key positions and their individual goals are comprised of highly detailed quarterly financial, research, preclinical, clinical and business development goals. We are not disclosing specifics of their individual goals, or goal-by-goal levels of achievement, because we believe that such disclosure would allow our competitors to identify key proprietary areas of research and development, predict certain business strategies, identify important areas of focus of our collaborators and as a result cause us and our collaborators competitive harm. Although achievement of our executives' individual goals involved future performance and, therefore, was subject to uncertainties at the time the goals were set, the Compensation Committee guided Mr. Perry to establish goals that were achievable with an appropriate amount of dedication and effort and that also contained a sufficient degree of difficulty so that it was more likely than not that each executive officer would earn a cash incentive bonus award but would not be expected to achieve the goals at the target 100% level.

        The specific goals for Mr. Parker, our Senior Vice President and Chief Financial Officer, included his contributions toward obtaining the funding to finance our operations and clinical trials, supporting all preparation for the arbitration efforts and our potential partnership options, executing our investor relations strategy, developing budgets and financial forecasts, coordinating our external financial reporting and operating within 5% of budget. Five detailed individual goals were established for Mr. Parker each quarter of 2013, weighted from 10% to 25%, for a maximum possible achievement of 100% each quarter. The quarterly achievement levels were annualized to determine Mr. Parker's aggregate achievement level of his individual goals for 2013. For 2013, the Chair of the Compensation Committee concluded that Mr. Parker achieved most of his stated goals, but not certain financing, collaboration and partnering strategy goals, and his individual cash incentive bonus achievement level was 89.4% on an annualized basis.

        The specific goals for Dr. Chanda, our Senior Vice President, Drug Development, included his contributions to the achievement of our clinical and regulatory milestones, development of regulatory processes and infrastructure, and preclinical and manufacturing work for our antifungal, anti-inflammatory, antibiotic and other programs. Three detailed individual goals were established for Dr. Chanda each quarter of 2013, weighted between 10% and 70% each, for a maximum possible achievement of 100% each quarter. The quarterly achievement levels were annualized to determine Dr. Chanda's aggregate achievement level of his individual goals for 2013. For 2013, the Chair of the Compensation Committee concluded that Dr. Chanda achieved most of his stated goals, but not certain manufacturing and process goals, and his individual cash incentive bonus achievement level was 83.2% on an annualized basis.

        The specific goals for Dr. Plattner, our Senior Vice President, Research, included his contributions to progress in our research activities, assistance with business development and new collaboration activities, and managing our relationships with our existing collaboration partners. Eight to nine detailed individual goals were established for Dr. Plattner each quarter of 2013, weighted between 5% and 25% each, for a maximum possible achievement of 100% each quarter. The quarterly achievement levels were annualized to determine Dr. Plattner's aggregate achievement level of his individual goals for 2013. For 2013, the Chair of the Compensation Committee concluded that Dr. Plattner achieved most of his stated goals, but not certain business development and collaboration goals, and his individual cash incentive bonus achievement level was 78.5% on an annualized basis.

        The specific goals for Dr. Zane, our Senior Vice President, Clinical Development and Chief Medical Officer, included his contributions toward completion of designated activities for specified clinical trials, including supporting studies, supporting NDA activities, positive outcomes of FDA meetings, hiring critical departmental resources, and presenting at specified industry conferences. Seven to eight detailed individual goals were established for Dr. Zane each quarter of 2013, weighted between

5% and 30% each, for a maximum possible achievement of 100% each quarter. The quarterly achievement levels were annualized to determine Dr. Zane's aggregate achievement level of his individual goals for 2013. For 2013, the Chair of the Compensation Committee concluded that Dr. Zane achieved most of his stated goals, but not certain 2013 clinical trial and supporting studies goals, and his individual cash incentive bonus achievement level was 91.9% on an annualized basis.

        The remaining percentage of the named executive officers' 2013 cash incentive bonuses were based upon achievement of the same corporate goals as those established for Mr. Perry, and the Compensation Committee decided that the same 135% level of achievement that was determined for Mr. Perry would be applied to our other executive officers as well. As a result, for 2013, the total cash incentive bonus payout achieved as a percentage of the target bonus payout was 135% for Mr. Perry, 123.6% for Mr. Parker, 119.3% for Dr. Chanda, 120.9% for Dr. Plattner and 121.7% for Dr. Zane. The following chart summarizes the total cash incentive payment and corporate and individual goal weightings used to calculate the total cash incentive payment to each named executive officer for performance during 2013:

					Company Goals			Individual Goals
												Total Bonus Payment (as % of Target)
Named Executive Officer	Target Bonus (as % of Salary)		Target Bonus ($)		Company Goal Factor (%)	Weighting (%)		Individual Goal Factor (%)	Weighting (%)		Total Bonus Payment ($)
David P. Perry	50		252,282		135	100		—	—		340,580	135.0
Geoffrey M. Parker	35		117,250		135	75		89.4	25		144,914	123.6
Sanjay Chanda, PhD	27.5	(1)	75,125	(1)	135	69	(2)	83.2	31	(2)	89,600	119.3
Jacob J. Plattner, Ph.D.	35		117,250		135	75		78.5	25		141,726	120.9
Lee T. Zane, M.D.	35		117,250		135	69	(2)	91.9	31	(2)	142,636	121.7

(1)
Represents a weighted-average target bonus percentage and amount based on a 25% target bonus of annual base salary from January 1, 2013 to September 30, 2013 and a 35% target bonus of annual base salary from October 1, 2013 to December 31, 2013. Dr. Chanda's annual base salary and target bonus were increased in connection with his promotion to Senior Vice President in October 2013.

(2)
Represent a weighted-average percentage for the Company goal and individual goal based on a weighting of 67% and 33%, respectively, from January 1, 2013 to September 30, 2013 and a weighting of 75% and 25%, respectively, from October 1, 2013 to December 31, 2013. Dr. Chanda's and Dr. Zane's corporate and individual goal percentage weightings were revised in connection with their promotions to Senior Vice President in October 2013.

        We believe that the division of our cash incentive bonus program into corporate and individual components with an emphasis on corporate goals and the use of annual and quarterly review cycles enables us to provide appropriate incentives for the achievement of milestones critical to our business plan while providing our Chief Executive Officer the flexibility to monitor and adjust individual performance metrics appropriately to account for new developments during the year.

Equity Incentive Compensation

        We believe that our long-term performance is best facilitated through a culture of executive ownership that aligns the executive officers' interests with the interests of our stockholders. To encourage this ownership culture, we typically make an initial grant of stock options to new employees and have made awards of additional stock options from time to time. Our Compensation Committee is authorized to determine and approve or recommend to the Board option grants to all our employees including our executive officers. These grants have an exercise price that is not less than the fair market value of our common stock on the grant date. Stock option grants are typically subject to a four-year vesting schedule with 25% of the grant vesting on the first anniversary of the vesting commencement date and then vesting ratably monthly thereafter for the next three years. The size of the stock option award is determined based on the executive officer's position with us and takes into account the executive officer's performance, as well as base salary and other compensation. The Compensation Committee also examines market benchmark data provided by our third party compensation consultants and considers the grant and compensation practices of our peer group companies and other life sciences companies with which our Compensation Committee members are familiar. The stock option awards are intended to provide the executive officer with an incentive to build value in the organization over an extended period of time.

        Consistent with the above criteria, upon the recommendation of the Compensation Committee, our Board approved grants of equity incentive awards to our executive officers for 2013. With the exception of the award to our former Chief Executive Officer, these awards were recommended to the Compensation Committee by our former Chief Executive Officer. In the case of our former Chief Executive Officer, the equity incentive award was recommended to our Board by the Compensation Committee. In determining the size of the award for each named executive officer, our former Chief Executive Officer and Compensation Committee considered such named executive officer's relative job scope and responsibilities, individual performance history, prior contributions to us and importance to achievement of our upcoming objectives, as well as the size of the officer's prior equity grants (including how much of the equity was vested) and our Compensation Committee members' experience with the practices of other life sciences companies and executive compensation data for our peer group companies to target the 55th to 60th percentile for long-term incentive compensation. For more information regarding the grants for 2013, see the "Summary Compensation Table" and "Grants of Plan-Based Awards Table."

        In April 2013, our Board approved equity grants to the executive officers. Mr. Perry, Mr. Parker, Dr. Chanda, Dr. Plattner and Dr. Zane were granted options to purchase 185,000, 120,000, 60,000, 80,000 and 80,000 shares of common stock, respectively, with an exercise price equal to the grant date closing price of our common stock, or $6.96 per share. The options have a four-year vesting period, with 25% of the total number of shares subject to the option vesting on the one-year anniversary of the vesting commencement date of January 1, 2013 and the remainder of the shares vesting ratably monthly thereafter for the next three years.

        In November 2013, our Board approved promotion equity grants to certain executive officers. Drs. Chanda and Zane were each granted options to purchase 30,000 shares of common stock with an exercise price equal to the grant date closing price of our common stock, or $12.49 per share. The options have a four-year vesting period, with 25% of the total number of shares subject to the option vesting on the one-year anniversary of the vesting commencement date of October 1, 2013 and the remainder of the shares vesting ratably monthly thereafter for the next three years.

        In February 2014, our Board approved equity grants to the executive officers. Mr. Perry, Mr. Parker, Dr. Chanda, Dr. Plattner and Dr. Zane were granted options to purchase 165,000, 54,000, 47,000, 47,000 and 47,000 shares of common stock, respectively, with an exercise price equal to the grant date closing price of our common stock, or $17.14 per share. The options have a four-year vesting period, with 25% of the total number of shares subject to the option vesting on the one-year anniversary of the vesting commencement date of January 1, 2014 and the remainder of the shares vesting ratably monthly thereafter for the next three years.

        Our Compensation Committee has in the past granted awards of restricted stock to certain executive officers. Subsequent to the Board's approval of the equity grants to the executive officers in February 2014, we issued awards of restricted stock as an appropriate vehicle to reward and incentivize our new President and Chief Executive Officer and our new Executive Vice President and Chief Commercial Officer, and further align their interests with our stockholders' interests. For more information regarding the subsequent equity-based awards granted in 2014, see "Employment Agreement with New President and Chief Executive Officer."

Severance Compensation

        In connection with certain terminations of employment, our officers, including each of our named executive officers, may be entitled to receive certain severance payments and benefits pursuant to change of control and severance agreements we have entered into with each of our officers that provide alternative severance payments and benefits in the event the officer is terminated without cause or resigns with good reason from 90 days prior to or 12 months following certain corporate transactions. We entered into these agreements to retain and motivate our officers and minimize management distraction created by uncertain job security surrounding potential beneficial transactions. The agreements also provide alternative severance payments and benefits in the event that the officer is terminated without cause or resigns for good reason in the absence of such corporate transactions, and we believe that these benefits provide some degree of certainty and reduce distractions created by concerns about job security generally. Unlike severance payments and benefits in connection with a change of control, these alternative severance payments and benefits in the absence of such transactions do not provide for acceleration of stock option vesting and the period of severance payments and Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") benefits is shorter. The Compensation Committee approved different durations of severance benefits for different levels of our senior management based on the Compensation Committee members' experience with other life sciences companies. These severance benefits are described more fully in "Compensation Discussion and Analysis—Change of Control and Severance Agreements." In setting the terms of and determining whether to approve such arrangements, our Compensation Committee recognized that executives often face challenges securing new employment following termination. The severance payments and benefits are typically composed of cash payments and continued health care coverage for a limited period of time. For more specific information related to the severance agreement with our former President and Chief Executive Officer, see "Severance Agreement with Former President and Chief Executive Officer."

Other Compensation

        All of our executive officers are eligible to participate in benefit plans and arrangements offered to employees generally, including health, dental, life, disability and 401(k) plans. Our executive officers may also elect to participate in a long-term disability insurance program that we pay for that is not available to other employees. Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our executive officers. Our Compensation Committee in its discretion may revise, amend or add to any executive officer's benefits and perquisites as it deems advisable. We do not believe it is necessary for the attraction or retention of management talent to provide our executive officers with a substantial amount of compensation in the form of perquisites.

Tax and Accounting Considerations

        Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1.0 million paid to certain executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We generally intend to structure the performance-based portion of our executive compensation, when feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, our Board may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

        Also, the Compensation Committee takes into account whether components of our compensation program may be subject to the penalty tax associated with Section 409A of the Code, and aims to structure the elements of compensation to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.

        We account for equity compensation paid to our employees under ASC Topic 718, which requires us to estimate and record an expense over the employee's requisite service period for each award. Our cash compensation is recorded as an expense at the time the obligation is accrued.

 Summary Compensation Table

        The following table summarizes the compensation that was earned by our former Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers for the year ended December 31, 2013, together referred to in this proxy statement as our named executive officers.

Name and Principal Position	Year	Salary ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation ($)		Total ($)
David P. Perry	2013	504,563	890,720	340,580	4,430	(3)	1,740,293
Former President and Chief	2012	504,563	461,125	116,049	4,347		1,086,084
Executive Officer	2011	487,500	854,885	146,250	11,232		1,499,867
Geoffrey M. Parker	2013	335,000	577,764	144,914	572	(3)	1,058,250
Senior Vice President and	2012	335,000	202,895	63,938	498		602,331
Chief Financial Officer	2011	335,000	93,806	75,480	472		504,758
Sanjay Chanda	2013	272,500	557,178	89,600	425	(3)	919,703
Senior Vice President, Drug Development
Jacob J. Plattner, Ph.D.	2013	335,000	385,176	141,726	368	(3)	862,270
Senior Vice President,	2012	330,000	202,895	64,970	343		598,208
Research	2011	315,000	300,827	72,696	22,399		710,922
Lee T. Zane, M.D.	2013	335,000	653,472	142,636	4,613	(3)	1,135,721
Senior Vice President, Clinical Development and Chief Medical Officer	2012	310,000	221,340	64,456	3,812		599,608

(1)
Amounts shown in this column do not reflect the cash amounts actually received by our named executive officers. The amounts included in the "Option Awards" column represent the full grant date fair value of options granted to our named executive officers calculated in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 9 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options on the date of exercise.

(2)
Amounts represent bonus payouts earned pursuant to the applicable cash incentive bonus plan. See "Grants of Plan-Based Awards Table" below for additional information related to respective target bonus amounts for each of our named executive officers for 2013.

(3)
Amount includes payments for supplemental long-term disability insurance premiums as follows: Mr. Perry, $3,524 and Dr. Zane, $4,099; and for life insurance premiums as follows: Mr. Perry, $906; Mr. Parker, $572; Dr. Chanda, $425; Dr. Plattner, $368; and Dr. Zane, $514.

Grants of Plan-Based Awards Table

        All options granted to our named executive officers are incentive stock options, to the extent permissible under the Code. The exercise price per share of each option granted to our named executive officers was determined in good faith by our Board to be not less than the fair market value of our common stock on the date of the grant. The following table shows information regarding grants of equity awards during 2013. A separate line item is provided for each grant of an award made to a named executive officer. All options granted since November 2010 were granted under our 2010 Equity Incentive Plan ("2010 Plan").

Name	Grant Date	Vesting Commencement Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards Target(1) ($)		All Other Option Awards; Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Option Awards ($)(3)
David P. Perry	—	—	252,282		—	—	—
	4/12/2013	1/1/2013	—		185,000	6.96	890,720
Geoffrey M. Parker	—	—	117,250		—	—	—
	4/12/2013	1/1/2013	—		120,000	6.96	577,764
Sanjay Chanda	—	—	75,125	(4)	—	—	—
	4/12/2013	1/1/2013	—		60,000	6.96	288,882
	11/7/2013	10/1/2013	—		30,000	12.49	268,296
Jacob J. Plattner	—	—	117,250		—	—	—
	4/12/2013	1/1/2013	—		80,000	6.96	385,176
Lee T. Zane	—	—	117,250		—	—	—
	4/12/2013	1/1/2013	—		80,000	6.96	385,176
	11/7/2013	10/1/2013	—		30,000	12.49	268,296

(1)
The target incentive plan amounts represent the payouts that would have occurred under the 2013 cash incentive bonus plan, using pre-defined target payouts as a percentage of salary, based on 100% achievement of all company and individual goals. No minimum threshold amount or maximum amount beyond the target amount was established. Actual cash incentive bonus plan payouts are reflected in the Non-Equity Incentive Plan Compensation column of the "Summary Compensation Table."

(2)
The options have a four-year vesting period, with 25% of the total number of shares subject to the option vesting on the one-year anniversary of the vesting commencement date and the remainder of the shares vesting ratably monthly thereafter for the next three years.

(3)
The amounts included in the "Grant Date Fair Value of Option Awards" column represent the full grant date fair value of options granted on April 12, 2013 and November 7, 2013, calculated in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 9 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.

(4)
Represents a weighted-average target bonus percentage and amount based on a 25% target bonus of annual base salary from January 1, 2013 to September 30, 2013 and a 35% target bonus of annual base salary from October 1, 2013 to December 31, 2013. Dr. Chanda's annual base salary and target bonus were increased in connection with his promotion to Senior Vice President in October 2013.

 Outstanding Equity Awards at December 31, 2013

        The following table shows stock options outstanding on December 31, 2013 held by each of our named executive officers.

	Option Awards(1)
				Number of Securities Underlying Unexercised Options (#)
						Option Exercise Price ($)
			Vesting Commencement Date					Option Expiration Date
Name	Grant Date			Exercisable	Unexercisable
David P. Perry	3/26/2009		1/1/2009	42,072	—	5.00		3/25/2019
	4/1/2009	(6)	1/1/2008	87,598	—	7.25	(7)	1/24/2018
	8/20/2010		1/1/2010	45,629	971	7.55		8/20/2020
	3/31/2011		1/1/2011	134,895	50,105	6.92		3/31/2021
	3/13/2012		1/1/2012	59,895	65,105	5.59		3/13/2022
	4/12/2013		1/1/2013	—	185,000	6.96		4/12/2023
Geoffrey M. Parker(2)	8/20/2010	(3)	4/9/2010	8,000	—	7.55		8/20/2020
	8/20/2010	(4)	4/9/2010	20,000	—	7.55		8/20/2020
	8/20/2010	(5)	7/10/2010	27,000	—	7.55		8/20/2020
	11/23/2010		9/13/2010	67,532	34,047	5.00		11/23/2020
	3/31/2011		1/1/2011	14,802	5,498	6.92		3/31/2021
	3/13/2012		1/1/2012	26,354	28,646	5.59		3/13/2022
	4/12/2013		1/1/2013	—	120,000	6.96		4/12/2023
Sanjay Chanda	3/26/2009		1/1/2009	4,953	—	5.00		3/25/2019
	4/1/2009	(6)	1/28/2008	14,999	—	7.25	(7)	3/25/2018
	8/20/2010		1/1/2010	12,924	676	7.55		8/20/2020
	3/31/2011		1/1/2011	18,593	6,907	6.92		3/31/2021
	3/13/2012		1/1/2012	12,937	14,063	5.59		3/13/2022
	4/12/2013		1/1/2013	—	60,000	6.96		4/12/2023
	11/7/2013		10/1/2013	—	30,000	12.49		11/7/2023
Jacob J. Plattner	6/3/2005		6/3/2005	44,600	—	0.60		6/2/2015
	3/26/2009		1/1/2009	13,524	—	5.00		3/25/2019
	4/1/2009	(6)	1/1/2008	28,399	—	7.25	(7)	1/24/2018
	8/20/2010		1/1/2010	14,687	313	7.55		8/20/2020
	3/31/2011		1/1/2011	47,468	17,632	6.92		3/31/2021
	3/13/2012		1/1/2012	26,354	28,646	5.59		3/13/2022
	4/12/2013		1/1/2013	—	80,000	6.96		4/12/2023
Lee T. Zane	3/26/2009		1/1/2009	11,999	—	5.00		3/25/2019
	4/1/2009	(6)	1/2/2008	15,999	—	7.25	(7)	1/24/2018
	4/1/2009	(6)	8/1/2008	7,999	—	7.25	(7)	8/27/2018
	8/20/2010		1/1/2010	11,554	246	7.55		8/20/2020
	3/31/2011		1/1/2011	38,572	14,328	6.92		3/31/2021
	3/13/2012		1/1/2012	28,750	31,250	5.59		3/13/2022
	4/12/2013		1/1/2013	—	80,000	6.96		4/12/2023
	11/7/2013		10/1/2013	—	30,000	12.49		11/7/2023

(1)
Options have a four-year vesting period, with 25% of the total number of shares subject to the option vesting on the one-year anniversary of the vesting commencement date, and the remainder of the shares vesting ratably monthly thereafter for the next three years until all shares are vested.

(2)
Mr. Parker became our Senior Vice President and Chief Financial Officer in September 2010. From December 2009 to September 2010, Mr. Parker provided services as a consultant to the Company.

(3)
Options were granted to Mr. Parker as a consultant to the Company and were fully vested on the grant date.

(4)
Options were granted to Mr. Parker as a consultant to the Company and vested at a rate of 1/3 of the total amount of shares on each of the three monthly anniversaries following April 9, 2010.

(5)
Options were granted to Mr. Parker as a consultant to the Company and vested at a rate of 1/2 of the total number of shares on each of the two monthly anniversaries following July 10, 2010.

(6)
Date the options were repriced.

(7)
Exercise price of the options that were repriced on April 1, 2009.

Option Exercises in 2013

        The following table summarizes the option exercises for each of our named executive officers for the year ended December 31, 2013.

	Stock Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)
David P. Perry	285,480	4,673,177
Geoff M. Parker	80,000	573,600

(1)
The value realized on the exercise of stock options reflects the price at which shares acquired upon exercise of the stock options were sold or valued for income tax purposes, net of the exercise price for acquiring the shares.

        Through 2013, our named executive officers received only stock options as equity awards.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2013.

Plan Category(1)	Number of securities to be issued upon exercise of outstanding stock options, warrants and rights(a)		Weighted-average exercise price of outstanding stock options, warrants and rights(b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column(a))(c)
Equity compensation plans approved by security holders	4,493,912	(2)	$6.64	1,417,958	(3)(4)(5)

(1)
All of our equity compensation plans have been approved by security holders. The equity compensation plans are described in Note 9 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.

(2)
As of December 31, 2013, there were 3,458,248 and 1,035,664 shares of common stock subject to outstanding stock options under the 2010 Plan and 2001 Equity Incentive Plan ("2001 Plan"), respectively.

(3)
Includes 1,244,812 and 173,146 shares of common stock available for issuance under the 2010 Plan and the 2010 Employee Stock Purchase Plan ("2010 ESPP"), respectively, as of December 31, 2013. No shares are available for issuance under the 2001 Plan. Shares under the 2001 Plan that expire, terminate or are forfeited prior to exercise or settlement automatically become available for issuance under the 2010 Plan.

(4)
For ten years commencing on January 1, 2012, the 2010 Plan provides for an annual increase on January 1st of each year to the number of shares available for issuance equal to the lesser of: (i) 4.0% of the outstanding shares of our common stock on December 31st of the preceding calendar year or (ii) a lesser number of shares as determined by our board of directors. Pursuant to this provision, an additional 1,661,769 shares and 1,423,625 shares became available for issuance under the 2010 Plan, effective January 1, 2014 and 2013, respectively.

(5)
For ten years commencing on January 1, 2012, the 2010 ESPP provides for an annual increase on January 1st of each year to the number of shares available for issuance equal to the lesser of (i) 1% of the outstanding shares of our common stock on December 31st of the preceding calendar year, (ii) 80,000 shares or (iii) a lesser number of shares as determined by our board of directors. Pursuant to this provision, an additional 80,000 shares became available for issuance under the 2010 ESPP, effective for both January 1, 2014 and 2013.

Pension Benefits

        We do not maintain any pension benefit plans.

Nonqualified Deferred Compensation

        We do not maintain any nonqualified deferred compensation plans.

Change of Control and Severance Agreements

        Change of control and severance agreements.    We have entered into change of control and severance agreements with each of our officers, including each of our named executive officers, other than our new President and Chief Executive Officer.

        The agreements for our officers provide that in the event that an officer is terminated without cause or terminates his or her employment for good reason from 90 days prior to or 12 months following the effective date of a change of control (as each of these terms is defined in the agreements), each officer will be entitled to (a) continuation of the officer's then-current base salary for a specified period following termination, paid in accordance with our standard payroll practices, (b) full vesting upon termination of all outstanding equity awards held at termination and (c) payment or reimbursement of COBRA benefits for a specified period following termination, provided that the officer is eligible for such COBRA benefits under applicable law. The duration of the salary continuation and COBRA benefits would have been 15 months for our former Chief Executive Officer and will be 12 months for our senior vice presidents and nine months for our vice presidents. See "Employment Agreement with New President and Chief Executive Officer" for a further discussion of change of control and severance benefits for our new President and Chief Executive Officer.

        The agreements for our officers also provide for severance benefits in the event that an officer is terminated without cause or terminates his or her employment for good reason absent a change of control. These severance benefits are the same as those described in the preceding paragraph except there is no acceleration of equity award vesting and the duration of the salary continuation and COBRA benefits would have been 12 months for our former Chief Executive Officer and will be nine months for our senior vice presidents and six months for our vice presidents. See "Employment Agreement with New President and Chief Executive Officer" and "Severance Compensation to Former

President and Chief Executive Officer" for a further discussion of severance benefits for such individuals.

        Eligibility for change of control and severance benefits is contingent upon execution of a general release by the officer upon his or her termination.

        For purposes of the change of control and severance agreements with each of our officers other than our new President and Chief Executive Officer, "cause" means, as determined by our Board acting in good faith and based on information then known to it: (a) gross negligence or willful misconduct in the performance of duties to us where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to us; (b) a material failure to comply with our written policies after having received from us notice of, and a reasonable time to cure, such failure; (c) repeated unexplained or unjustified absence; (d) conviction of a felony or a crime involving moral turpitude causing material harm to our standing and reputation; (e) unauthorized use or disclosure of any of our proprietary information or trade secrets or those of any other party to whom the officer owes an obligation of non-disclosure as a result of his or her relationship with us, which use or disclosure causes or is likely to cause material harm to us; or (f) the officer's death or permanent disability.

        For purposes of the change of control and severance agreements with each of our officers other than our new President and Chief Executive Officer, "good reason" for an officer's resignation of employment will exist following the occurrence of any of the following without the officer's consent: (a) a material reduction or change in job duties, responsibilities or authority inconsistent with the officer's position with us and the officer's prior duties, responsibilities or authority; (b) a reduction of officer's then current base salary by more than 10%; or (c) a relocation of the principal place for performance of the officer's duties to a location more than 25 miles from our then current location; provided that the officer gives us written notice of the event forming the basis for the good reason resignation within 60 days of the date we give written notice to the officer of our affirmative decision to take any of the actions set forth above, we fail to cure such basis for the good reason resignation within 30 days after receipt of the officer's written notice and the officer terminates employment within 120 days following the date on which the officer received notice from us of the event forming the basis for the good reason resignation.

        If any benefit an officer would receive pursuant to a change of control would constitute a "parachute payment" within the meaning of Section 280G of the Code and would be subject to the excise tax imposed by Section 4999 of the Code, then such benefit will be reduced to such amount that would result in no portion of the benefit being subject to the excise tax or the largest portion of the benefit, after taking into account all applicable federal, state and local employment taxes, income taxes and the excise tax, that results in the officer's receipt (on an after-tax basis) of the greater amount of the benefit notwithstanding that all or a portion of the benefit may be subject to the excise tax.

Estimated Change of Control and Severance Benefits

        The following charts present the approximate amount of the benefits to which each of our named executive officers would have been entitled had his employment terminated under the circumstances described in the preceding paragraphs on December 31, 2013.

        Change of control benefits.    The following chart presents our estimates of the dollar values of the benefits to which each of the named executive officers would have been entitled had benefits for termination in connection with a change of control been triggered on December 31, 2013:

	Change of Control(1)
Name	Salary Continuation ($)(2)	Continuation of COBRA ($)	Equity Acceleration ($)(3)	Total ($)
David P. Perry	630,704	10,666	3,048,223	3,689,593
Geoffrey M. Parker	335,000	25,710	1,954,233	2,314,943
Sanjay Chanda	280,000	9,143	949,607	1,238,750
Jacob J. Plattner	335,000	25,606	1,282,889	1,643,495
Lee T. Zane	335,000	8,533	1,407,532	1,751,065

(1)
As described above, these severance amounts are generally payable if the executive officer's employment is terminated without cause or for good reason from 90 days prior to or 12 months following a change of control.

(2)
Amounts in this column are based upon salary in effect as of December 31, 2013.

(3)
The aggregate dollar value to be realized in connection with the acceleration of the equity awards represents the difference between the aggregate market value of our common stock underlying the accelerated stock options, which was based on our common stock's closing price of $16.78 per share as of December 31, 2013, and the aggregate exercise price of the accelerated stock options.

        Severance benefits.    The following chart presents our estimates of the dollar values of the benefits to which each of the named executive officers would have been entitled had his employment been terminated by us under the circumstances described above without cause or by the executive for good reason (other than in connection with a change of control) on December 31, 2013:

	Termination by the Company Without Cause or Involuntary Termination for Good Reason
Name	Salary Continuation ($)(1)	Continuation of COBRA ($)	Total ($)
David P. Perry	504,563	8,533	513,096
Geoffrey M. Parker	251,250	19,283	270,533
Sanjay Chanda	210,000	6,857	216,857
Jacob J. Plattner	251,250	19,205	270,455
Lee T. Zane	251,250	6,400	257,650

(1)
Amounts in this column are based upon salary in effect as of December 31, 2013.

Severance Compensation to Former President and Chief Executive Officer

        On March 18, 2014, the Company entered into a separation and release agreement with Mr. Perry (the "Release"), including his resignation from all positions with the Company, which superseded the severance provisions of his employment agreement dated as of November 21, 2002, as amended, and Change of Control and Severance Agreement, dated August 21, 2007, as amended ("Severance Agreement"). In addition to the severance payments originally provided in his Severance Agreement, subject to the effectiveness of the Release, Mr. Perry received additional vesting of currently held stock options. In total, Mr. Perry received the following in connection with the Release: (i) continuation of his current base salary for 12 months following termination, paid in accordance with the Company's standard payroll practices; (ii) payment or reimbursement of COBRA benefits for up to 12 months following termination, provided that he is eligible for such COBRA benefits under applicable law; and (iii) accelerated vesting of outstanding stock options held at termination with respect to the additional number of shares subject to the options that would have vested if his employment had continued for 18 months and extension of the post-termination exercise period of all outstanding vested stock options until September 18, 2014.

Offer Letter Agreements

        We entered into offer letter agreements with each of our named executive officers in connection with their commencement of employment with us. These offer letter agreements typically include the named executive officer's initial base salary and stock option grant along with vesting provisions with respect to such initial stock option grant.

Employment Agreement with New President and Chief Executive Officer

        On March 18, 2014, the Company and Paul L. Berns entered into an employment agreement. Pursuant to the terms of Mr. Berns' employment agreement, the Company has agreed to pay Mr. Berns an annual base salary of $580,000. Mr. Berns will be eligible to earn an annual performance bonus of up to 65% of his annual base salary ("Performance Bonus") based on the achievement of the Company goals, to be established by the Board or the Compensation Committee in consultation with him. On March 21, 2014, the Board granted Mr. Berns an option to purchase 300,000 shares of the Company's common stock (the "Base Option") and an option to purchase 100,000 shares of its common stock (the "Performance Option"), in each case pursuant to its 2010 Plan and with an exercise price per share equal to the closing trading price per share of the Company's common stock on the date of grant, or $21.21. The Base Option is subject to a four-year vesting period with 25% of the shares subject to the Base Option vesting on the one-year anniversary of Mr. Berns' commencement of employment, and 1/48th of the shares subject to the Base Option vesting for each month over the next three years of his continuous service to the Company. The Performance Option has a four-year term from the date of grant and is subject to vesting in full if during such four-year term the volume-weighted average price ("VWAP") as recorded on Bloomberg for the Company's common stock exceeds $30.00 per share for 30 consecutive trading days prior to the expiration date of the Performance Option, subject to Mr. Berns' continuous service to the Company through such vesting date.

        On March 21, 2014, the Board granted Mr. Berns a restricted stock unit award of 300,000 shares of the Company's common stock (the "Base RSU Award") and a restricted stock unit award of 50,000 shares of its common stock (the "Performance RSU Award"), in each case pursuant to the 2010 Plan and the Company's standard form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement. The Base RSU Award is subject to a four-year vesting period with 25% of the shares subject to the Base RSU Award vesting on the one-year anniversary of Mr. Berns' employment commencement date, and 25% of the shares subject to the Base RSU Award vesting annually on each of the following three anniversaries of his employment commencement date, subject to his continuous service to the Company. The Performance RSU Award has a four-year term from the date of grant and is subject to vesting in full if during such four-year term the VWAP for the Company's common stock exceeds $30.00 per share for 30 consecutive trading days prior to the expiration date of the Performance RSU Award, subject to Mr. Berns' continuous service to the Company through such vesting date.

        Under his employment agreement, if Mr. Berns is involuntarily terminated without "cause" or terminates his employment for "good reason" from 90 days prior to or 12 months following the effective date of a "change of control" (as each of these terms is defined in the employment agreement), and subject to his execution of a general release in favor of the Company, he will be entitled to (i) a lump sum severance payment in an amount equivalent to 24 months of his base salary at termination or, if greater, on the date of the change of control; (ii) a lump sum payment equal to the greater of (a) two-times the Performance Bonus paid to him for the year prior to his employment termination, or (b) two-times the target Performance Bonus he is eligible to receive for the year in which his employment terminates; (iii) a prorated Performance Bonus based on his target bonus for the year in which his employment terminates, based upon meeting the Company goals as determined by the Board and prorated based on the period of time during the year that he was employed by the Company; (iv) payment or reimbursement of benefits under the COBRA for 24 months following termination, provided that he is eligible for such COBRA benefits under applicable law; (v) with respect to equity awards, (a) if the change of control occurs prior to his second anniversary of employment as CEO, full vesting of all outstanding equity awards held at termination or (b) if the Change of Control occurs on or after his second anniversary of employment as CEO, full vesting of all outstanding equity awards held at termination, other than the Performance Option and Performance RSU Award; (vi) extension of the post-termination exercise period of outstanding stock options and stock appreciation rights (if any) until the earlier of the first anniversary of termination of employment or the original expiration date, subject to earlier termination under certain circumstances in connection with a change of control; and (vii) payment for outplacement counseling and services for three months.

        Additionally, if Mr. Berns is involuntarily terminated without cause or terminates his employment for good reason absent a change of control, and subject to his execution of a general release in favor of the Company, he will be entitled to (i) a lump sum severance payment in an amount equivalent to 18 months of his base salary at termination; (ii) a prorated Performance Bonus for the year in which his employment terminates, based upon meeting the Company goals as determined by the Board and prorated based on the period of time during the year that he was employed by the Company; (iii) payment or reimbursement of COBRA benefits for 18 months following termination, provided that he is eligible for such COBRA benefits under applicable law; (iv) extension of the post-termination exercise period of outstanding stock options and stock appreciation rights (if any) until the earlier of the first anniversary of termination of employment or the original expiration date, subject to earlier termination under certain circumstances in connection with a change of control during this extended exercise period; and (v) payment for outplacement counseling and services for three months.

        If any severance and acceleration of vesting benefit Mr. Berns would receive would constitute a "parachute payment" within the meaning of Section 280G of the Code and would be subject to the excise tax imposed by Section 4999 of the Code, then such benefit will be reduced to such amount that would result in no portion of the benefit being subject to the excise tax or the largest portion of the benefit, after taking into account all applicable federal, state and local employment taxes, income taxes and the excise tax, that results in his receipt (on an after-tax basis) of the greater amount of the benefit notwithstanding that all or a portion of the benefit may be subject to the excise tax.

Proprietary Information and Inventions Agreement

        Each of our named executive officers has also entered into a standard form agreement with respect to proprietary information and inventions. Among other things, this agreement obligates each named executive officer to refrain from disclosing any of our proprietary information received during the course of employment and to assign to us any inventions conceived or developed during the course of employment.

401(k) Plan

        We have a 401(k) Plan to allow eligible employees to elect to reduce the amount of their compensation that is currently subject to income taxes. We currently do not make matching or other contributions to the 401(k) Plan on behalf of eligible employees, including our named executive officers.

Limitation on Liability and Indemnification Matters

        Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law. However, Delaware law prohibits our amended and restated certificate of incorporation from limiting the liability of our directors for the following:

  •
  any breach of the director's duty of loyalty to us or to our stockholders;

  •
  acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  •
  unlawful payment of dividends or unlawful stock repurchases or redemptions; and

  •
  any transaction from which the director derived an improper personal benefit.

        If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our amended and restated certificate of incorporation does not eliminate a director's duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our amended and restated bylaws, we will also be empowered to enter into indemnification agreements with our directors, officers, employees and other agents and to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

        In addition to the indemnification required in our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into indemnification agreements with each of our current directors and officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors, officers and employees. Furthermore, we have obtained director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us.

        The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder's investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification of our directors, officers and controlling persons for liabilities arising under the Securities Act may be permitted pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

 Rule 10b5-1 Sales Plans

        Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. A director or officer can only enter into a 10b5-1 plan when he or she is not in possession of material non-public information regarding the Company. Under certain circumstances, a broker may subsequently execute trades pursuant to such plan, even if the director or officer has subsequently come into possession of material non-public information. The director or officer may amend or terminate the plan in some circumstances. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of March 21, 2014 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders
Entities affiliated with Venrock Associates(2) 3340 Hillview Avenue Palo Alto, California 94304	3,575,535	8.5%
Baker Bros. Advisors LP(3) 667 Madison Avenue, 21st Floor New York, New York 10065	2,500,000	6.0%
GlaxoSmithKline LLC 980 Great West Road Brentford, Middlesex TW8 9GS	2,771,374	6.6%
Wellington Management Company, LLP(4) 280 Congress Street Boston, Massachusetts 02210	3,963,880	9.5%
Named Executive Officers and Directors
David P. Perry(5)*	1,029,239	2.4%
Geoffrey M. Parker(5)(6)	474,855	1.1%
Sanjay Chanda, Ph.D.(5)	93,549	**
Jacob J. Plattner, Ph.D.(5)	262,854	**
Lee T. Zane, M.D.(5)	152,878	**
Paul L. Berns(5)	32,000	**
Anders D. Hove, M.D.(5)(7)	3,646,785	8.7%
Paul H. Klingenstein(5)(8)	1,012,663	2.4%
Mark Leschly(5)(9)	1,163,709	2.8%
William J. Rieflin(5)	63,750	**
Lucy Shapiro, Ph.D.(5)(10)	308,498	**
All current executive officers and directors as a group (13 persons)(5)	7,403,671	17.2%

*
Former executive officer.

**
Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the SEC, which information may not be accurate as of March 21, 2014. Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Anacor Pharmaceuticals, Inc., 1020 East Meadow Circle, Palo Alto, CA 94303-4230. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table above have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Applicable percentages are based on 41,861,126 shares outstanding on March 21, 2014, adjusted as required by rules promulgated by the SEC.

(2)
Includes 1,652,044 shares held by Venrock Associates IV, L.P., 336,902 shares held by Venrock Partners, L.P., 40,590 shares held by Venrock Entrepreneurs Fund IV, L.P., 1,306,927 shares by Venrock Healthcare Capital Partners, L.P. and 239,072 shares by VHCP Co-Investment Holdings, LLC. Venrock Management IV, LLC, Venrock Partners Management, LLC and VEF Management IV, LLC, or the Venrock GP Entities, are the sole general partners of Venrock Associates IV, L.P., Venrock Partners, L.P. and Venrock Entrepreneurs Fund IV, L.P., respectively, or the Venrock IV Funds, and have voting and investment power over the shares held by the Venrock IV Funds. VHCP Management, LLC, or VHCPM, is the sole general partner of Venrock Healthcare Capital Partners, L.P. and the sole manager of VHCP Co-Investment Holdings, LLC, and has voting and investment power over the shares held by Venrock Healthcare Capital Partners, L.P. and VHCP Co-Investment Holdings, LLC, or the VHCP Funds. Anders Hove is a Member of each of the Venrock GP Entities and VHCPM, and each of Dr. Hove, the Venrock GP Entities and VHCPM disclaims beneficial ownership of the shares held by the Venrock IV Funds and VHCP Funds, except to the extent of their respective pecuniary interests therein.

(3)
Baker Bros. Advisors LLP has shared dispositive power and shared voting power for 2,500,000 shares. The shares are owned by various individual investors for which Baker Bros. Advisors LLP serves as investment advisor with power to direct investments and/or power to vote the shares, and Baker Bros. Advisors LLP disclaims beneficial ownership of such shares.

(4)
Wellington Management Company, LLP has shared dispositive power for 3,963,880 shares and shared voting power for 3,509,358 shares. The shares are owned by various individual investors for which Wellington Management Company, LLP serves as investment advisor with power to direct investments and/or power to vote the shares, and Wellington Management Company, LLP disclaims beneficial ownership of such shares.

(5)
Includes shares described in the notes above, as applicable. Includes shares which named executive officers, other executive officers and directors of the Company have the right to acquire within 60 days after the date of this table pursuant to outstanding options, as follows: David Perry, 667,933 shares (includes the acceleration of common stock options in accordance with the March 18, 2014 Severance Agreement; see "Compensation Discussion and Analysis—Severance Compensation to Former President and Chief Executive Officer"); Geoffrey Parker, 220,445 shares; Sanjay Chanda, 90,549 shares; Jacob Plattner, 163,254 shares; Lee Zane, 146,878 shares; Paul Berns, 32,000 shares; Anders Hove, 71,250 shares; Paul Klingenstein, 71,250 shares; Mark Leschly, 82,750 shares; William Rieflin, 63,750 shares; Lucy Shapiro, 79,834 shares and all current executive officers and directors as a group, 1,203,470 shares.

(6)
Includes 86,000 shares indirectly held in an Individual Retirement Account controlled by Mr. Parker and 10,000 shares indirectly held in a trust with his spouse, in which Mr. Parker and his spouse share voting and investment power over the shares held.

(7)
Dr. Hove is a Member of each of the Venrock GP Entities, which are the sole general partners of the Venrock IV Funds and have voting and investment power over the shares held by the Venrock IV Funds. Dr. Hove is a Member of VHCP Management, LLC, or VHCPM. VHCPM is the sole general partner of Venrock Healthcare Capital Partners, L.P. and the sole manager of VHCP Co-Investment Holdings, LLC, and has voting and investment power over the shares held by Venrock Healthcare Capital Partners, L.P. and VHCP Co-Investment Holdings, LLC, or the VHCP Funds. Each of Dr. Hove, the Venrock GP Entities and VHCPM disclaims beneficial ownership of the shares held by the Venrock IV Funds and VHCP, except to the extent of their respective pecuniary interests therein.

(8)
Includes 199,822 shares held by Aberdare II Annex Fund, L.P., 14,987 shares held by Aberdare Ventures II (Bermuda), L.P., 661,158 shares held by Aberdare Ventures II, L.P., 63,213 shares held by Mr. Klingenstein and 2,233 shares held in a trust controlled by Mr. Klingenstein. Mr. Klingenstein is a managing director of Aberdare GP II, LLC, the general partner of each of Aberdare II Annex Fund, L.P., Aberdare Ventures II (Bermuda), L.P. and Aberdare Ventures II, L.P., and disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(9)
Includes 258,662 shares held by Rho Ventures IV Holdings LLC, 362,663 shares held by Rho Ventures IV (QP), L.P., 68,620 shares held by Rho Ventures IV, L.P., 377,947 shares held by Rho Ventures IV GmbH & Co. Beteiligungs KG, 13,067 shares held by Mr. Leschly and excludes 477 shares held in trusts for the benefit of Mr. Leschly's children, over which he has no investment control. The voting and dispositive decisions with respect to the shares held by Rho Ventures IV Holdings LLC are made by the following managing partners of its managing member, Rho Management Ventures IV, L.L.C., each of whom disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein: Mark Leschly, Habib Kairouz and Joshua Ruch. The voting and dispositive decisions with respect to the shares held by Rho Ventures IV (QP), L.P. and Rho Ventures IV, L.P. are made by the following managing members of their general partner, Rho Management Ventures IV, L.L.C., each of whom disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein: Mark Leschly, Habib Kairouz and Joshua Ruch. The voting and dispositive decisions with respect to the shares held by Rho Ventures IV GmbH & Co. Beteiligungs KG are made by the following managing directors of its general partner, Rho Capital Partners Verwaltungs GmbH, each of whom disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein: Mark Leschly, Habib Kairouz and Joshua Ruch.

  Mr. Leschly is a managing partner of Rho Capital Partners, Inc., a managing member of Rho Management Ventures IV, L.L.C. and a managing director of Rho Capital Partners Verwaltungs GmbH, and in such capacities he may be deemed to beneficially own the shares owned by the funds affiliated with Rho Ventures. Mr. Leschly disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(10)
Includes 192,416 shares held by McAdams-Shapiro Family Trust dated May 24, 1999, an affiliate of Dr. Shapiro. Dr. Shapiro and her spouse, Dr. Harley McAdams, share voting and investment power over the shares held by the McAdams-Shapiro Family Trust dated May 24, 1999.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2013, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied.

TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS PROCEDURES

        It is our practice to comply with all applicable laws, rules and regulations regarding related-person transactions, including the Sarbanes-Oxley Act of 2002. A related-person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons. Under its charter, our Audit Committee is charged with reviewing and approving all related-person transactions, as required by the NASDAQ rules. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

GlaxoSmithKline LLC

        We have previously entered into an amended and expanded research and development collaboration (the "Master Amendment") with GlaxoSmithKline LLC ("GSK"), a beneficial owner of more than five percent of our common stock. As a result of the Master Amendment, we may receive additional contingent payments and research funding (as described in Note 8 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013), all of which, when earned, will be non-refundable and non-creditable. We are also eligible to receive royalties on future sales of resulting products. In 2013, we recognized $1.5 million of revenue under the agreement with GSK.

Investors' Rights Agreement

        We are party to an investors' rights agreement and registration rights agreement that provide that holders of our common stock issued upon conversion of preferred stock and certain holders of our common stock have the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

Other Transactions

        We have entered into change of control agreements or employment agreements with each of our executive officers and one of our directors that, among other things, provide for certain severance and change of control benefits. For a description of these agreements, see "Compensation Discussion and Analysis—Change of Control and Severance Agreements", "Compensation Discussion and Analysis—Employment Agreement with New President and Chief Executive Officer" and "Proposal 1—Director Compensation."

        We have granted stock options to our executive officers and our directors. For a description of these options, see "Compensation Discussion and Analysis—Grants of Plan-Based Awards Table" and "Proposal 1—Director Compensation for 2013."

        We have entered into indemnification agreements with each of our current directors and officers. See "Compensation Discussion and Analysis—Limitation on Liability and Indemnification Matters."

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Company stockholders will be "householding" the Company's proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or Anacor. Direct your written request to: Investor Relations, Anacor Pharmaceuticals, Inc., 1020 East Meadow Circle, Palo Alto, CA 94303-4230 or contact Investor Relations at 650-543-7575. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request "householding" of their communications should contact their brokers. In addition, Anacor will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board

Glen Y. Sato Secretary

April 29, 2014

        A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2013 is available without charge upon written request to: Secretary, Anacor Pharmaceuticals, Inc., 1020 East Meadow Circle, Palo Alto, CA 94303-4230.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X P H A R M A C E U T I C A L S 01U6XB 1 U PX + 2014 Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — The Board recommends a vote FOR the nominee listed in Proposal 1 and FOR Proposals 2 and 3. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. 01 - Anders D. Hove 1. To elect the nominee below to the Board of Directors to hold office until the 2017 Annual Meeting of Stockholders. For Withhold IMPORTANT ANNUAL MEETING INFORMATION For Against Abstain 2. To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement in accordance with Securities and Exchange Commission (“SEC”) rules For Against Abstain 3. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its year ending December 31, 2014. MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMM 1 9 4 0 0 7 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Pacific Time, on May 29, 2014. Vote by Internet • Go to www.envisionreports.com/ANAC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. Notice of 2014 Annual Meeting of Stockholders 1020 East Meadow Circle, Palo Alto, CA 94303 Proxy Solicited by Board of Directors for Annual Meeting - May 29, 2014 at 7:30 a.m. local time Paul L. Berns, Geoffrey M. Parker, and Glen Y. Sato, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Anacor Pharmaceuticals, Inc. to be held on May 29, 2014 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted in accordance with the instructions indicated hereon by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the nominee listed in Proposal 1 and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) P H A R M A C E U T I C A L S Proxy — Anacor Pharmaceuticals, Inc. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
PROPOSAL 1 ELECTION OF DIRECTOR
  NOMINEE FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2017 ANNUAL MEETING—CLASS I
  DIRECTORS CONTINUING IN OFFICE UNTIL THE 2015 ANNUAL MEETING—CLASS II
  DIRECTORS CONTINUING IN OFFICE UNTIL THE 2016 ANNUAL MEETING—CLASS III
DIRECTORS AND CORPORATE GOVERNANCE
  INDEPENDENCE OF THE BOARD OF DIRECTORS
  BOARD LEADERSHIP STRUCTURE
  ROLE OF THE BOARD IN RISK OVERSIGHT
  MEETINGS OF THE BOARD OF DIRECTORS
  INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
  Audit Committee
  Report of the Audit Committee of the Board of Directors
  Compensation Committee
  Compensation Committee Interlocks and Insider Participation
  Compensation Committee Report
  Nominating and Corporate Governance Committee
  Transaction Committee
  STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
  CODE OF ETHICS
  DIRECTOR COMPENSATION
DIRECTOR COMPENSATION FOR 2013
PROPOSAL 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
  PRINCIPAL ACCOUNTANT FEES AND SERVICES
  PRE-APPROVAL POLICIES AND PROCEDURES
MANAGEMENT
  Executive Officers of the Company
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
Summary Compensation Table
  Grants of Plan-Based Awards Table
  Outstanding Equity Awards at December 31, 2013
  Option Exercises in 2013
  EQUITY COMPENSATION PLAN INFORMATION
  Pension Benefits
  Nonqualified Deferred Compensation
  Change of Control and Severance Agreements
  Estimated Change of Control and Severance Benefits
  Severance Compensation to Former President and Chief Executive Officer
  Offer Letter Agreements
  Employment Agreement with New President and Chief Executive Officer
  Proprietary Information and Inventions Agreement
  401(k) Plan
  Limitation on Liability and Indemnification Matters
  Rule 10b5-1 Sales Plans
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
TRANSACTIONS WITH RELATED PERSONS
  RELATED-PERSON TRANSACTIONS PROCEDURES
  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
  GlaxoSmithKline LLC
  Investors' Rights Agreement
  Other Transactions
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS